As filed with the Securities and Exchange Commission on February 14, 2006


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 3 TO FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                 Colorado                        Signature Leisure, Inc.                        50-0012982
      (State or Other Jurisdiction of           (Name of Registrant in Our         (I.R.S. Employer Identification No.)
               Incorporation                             Charter)
             or Organization)
                                                                                            Stephen W. Carnes
             100 Candace Drive                                                              100 Candace Drive
                 Suite 100                                                                      Suite 100
          Maitland, Florida 32751                          5990                          Maitland, Florida 32751
(Address and telephone number of Principal     (Primary Standard Industrial        (Name, address and telephone number
 Executive Offices and Principal Place of      Classification Code Number)                of agent for service)
                 Business)


                                   Copies to:
                           Christopher K. Davies, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                            Telephone: (305)539-3300
                            Telecopier: (305)358-7095


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                 CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share           60,453,032 shares (2)        $0.8      $4,836,242.56         $517.88
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               60,453,032 shares (2)        $0.8      $4,836,242.56         $517.88
============================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 59,453,032 are being registered under a Standby Equity Distribution Agreement and 1,000,000 were issued as a one-time commitment fee to Katalyst Capital Group, Ltd.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                 Subject to completion, dated February 14, 2006

                             SIGNATURE LEISURE, INC.
                        60,453,032 Shares of Common Stock



      This prospectus relates to the sale of up to 60,453,032 shares of common stock of Signature Leisure, Inc. by Katalyst Capital Group, Ltd., who is our only stockholder that is selling our stock under this registration statement. Please refer to page 12 to see further information regarding Katalyst Capital and their ownership of our common stock. Signature Leisure is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Signature Leisure will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement, which was entered into on October 26, 2004 between Signature Leisure and Katalyst Capital, and no other stockholders. All costs associated with this registration will be borne by Signature Leisure. Signature Leisure has agreed to allow Katalyst Capital to retain 1% of the proceeds raised under the Equity Distribution Agreement.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SGLS.OB". The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 19, 2006, the last reported sale price of our common stock was $0.085 per share. These prices will fluctuate based on the demand for the shares of our common stock.


      Please refer to "Risk Factors" beginning on page 6.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is February _, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................................................................1

THE OFFERING..............................................................................................................3

RISK FACTORS..............................................................................................................7

FORWARD LOOKING STATEMENTS...............................................................................................12

SELLING STOCKHOLDER......................................................................................................13

USE OF PROCEEDS RECEIVED FROM THE EQUITY DISTRIBUTION AGREEMENT..........................................................15

DILUTION.................................................................................................................17

STANDBY EQUITY DISTRIBUTION AGREEMENT....................................................................................18

PLAN OF DISTRIBUTION.....................................................................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS...............................................................21

DESCRIPTION OF BUSINESS..................................................................................................30

MANAGEMENT...............................................................................................................34

DESCRIPTION OF PROPERTY..................................................................................................36

LEGAL PROCEEDINGS........................................................................................................36

PRINCIPAL STOCKHOLDERS...................................................................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................................................38

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS...........................39

DESCRIPTION OF SECURITIES................................................................................................41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE......................................42

EXPERTS..................................................................................................................42

LEGAL MATTERS............................................................................................................42

HOW TO GET MORE INFORMATION..............................................................................................42

FINANCIAL STATEMENTS....................................................................................................F i

PART II................................................................................................................II 1

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment in Signature Leisure.

Overview


      Signature Leisure was incorporated in the State of Colorado on March 15, 2000 as JDLPhotos.com. We intend to generate revenue through our auto sales business and from the business operations of our subsidiary entities. Our subsidiaries are Parker Productions, Inc. and, E Cubed Technologies, Inc. Parker Productions is a modeling and event staffing business that provides various clients with promotional and event services in order to assist those clients to market their products and services. On July 21, 2005 Signature Leisure formally incorporated E Cubed Technologies, Inc. in the State of Florida in order to better organize and market its network and technology services offerings. E Cubed Technologies is a network and technologies service company that generates revenue through the sale of information technology products and services. E Cubed Technologies markets computer and computer network hardware, software, and services. E Cubed Technologies is an authorized dealer of DocSTAR which is a document imaging solutions company with whom we are currently working. DocSTAR's relationship with E Cubed Technologies is contract based and allows E Cubed Technologies to both sell and service DocSTAR products. The nature of this relationship is very similar to the typical manufacturer and retailer agreements in that E Cubed purchases the products directly from the manufacturer at wholesale prices in order to resell to those products to retail clients at a retail price suggest by DocSTAR but ultimately determined by E Cubed. On February 15, 2005 Signature Leisure acquired all of the assets of Parker Productions. On July 23, 2005, Signature Leisure, doing business as Signature Auto, began rebuilding its inventory of motor vehicles to offer for sale. Currently, 12 vehicles are in our inventory and we have closed sales on a total of 11 vehicles. Signature Auto purchases vehicles from other auto dealers at auto auctions for either direct wholesale to retail dealers or resale at auction. Our marketing technique consists exclusively of direct contact by the sales representative to a retail dealer or potential clients at auto auctions. Being that our clients are other automotive dealers, we do not use print or other forms of media to advertise this business. Revenues for the nine months ended September 30, 2005 were $51,457 and $228,867 for the year ended December 31, 2004. Management believes we will need to raise approximately $950,000 in order to operate in the next 12 months.



Going Concern


      Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management believes we will need to raise approximately $950,000 in order to operate in the next 12 months. As shown in the accompanying financial statements, we have incurred significant losses since inception. During the year ended December 31, 2004 we had a net loss of $1,902,537 and a net loss of $1,178,809 for the nine months ended September 30, 2005. Our retained deficit as of September 30, 2005 was $4,524,258. Our total assets for the quarter ended September 30, 2005 were $69,136. Our losses, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either debt or equity financing or a combination of both, in order to raise sufficient capital in order to meet our financial requirements over the next twelve months and to fund our business plan. There is no assurance that we will be successful in raising additional funds. At this time, our only plan regarding the pursuit of financing is the financing under the Equity Distribution Agreement we have with Katalyst Capital Group.

About Us


         Our principal executive offices are located at 100 Candace Drive, Suite 100, Maitland, Florida 32751. Our telephone number is (407) 599-2886, and our consumer website is located at www.signatureleisure.com.

                                  THE OFFERING


      This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Signature Leisure. Katalyst Capital, who is the only stockholder selling stock under this registration statement, intends to sell up to 60,453,032 shares of common stock. Of those 60,453,032 shares of stock, 59,453,032 is being issued to Katalyst Capital Group under the Equity Distribution Agreement, and 1,000,000 shares of common stock were issued to Katalyst Capital Group as a one-time commitment fee under the Equity Distribution Agreement. The commitment amount of the Equity Distribution Agreement is $5,000,000.

      On January 20, 2005, we entered into an Equity Distribution Agreement with Katalyst Capital Group. Under the Equity Distribution Agreement, Signature Leisure may issue and sell to Katalyst Capital Group common stock for a total purchase price of up to $5,000,000. The purchase price for our shares is equal to 99%, or a 1% discount, of the offering price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The lowest volume-weighted average price is obtained from Bloomberg, LP, a stock information-gathering service. Katalyst Capital and Signature Leisure have agreed to use the services of Bloomberg, LP as an independent third-party source of information to determine the lowest volume-weighted average price. The amount of each cash advance is subject to a maximum advance amount of $200,000, with no cash advance occurring within five trading days of a prior advance. Katalyst Capital Group received 1,000,000 shares of common stock issued as a one-time commitment fee under the Equity Distribution Agreement on October 26, 2004. Katalyst Capital Group will be paid a cash fee equal to 1% of each advance, which will be retained by Katalyst Capital Group from each advance. On July 7, 2005, Signature Leisure entered into a Placement Agent Agreement with Spencer-Clarke, LLC, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Signature Leisure paid Spencer-Clarke a one-time placement agent fee of $10,000. Spencer-Clarke provided due diligence and financial consulting services to Signature Leisure and facilitated an introduction of the parties and a clarification of the terms of the financing for Signature Leisure. There are no affiliations among Spencer-Clarke, Katalyst Capital and Signature Leisure. Signature Leisure and Spencer-Clarke had an agreement to provide services that was not memorialized in writing until July 7, 2005.


      The sale of shares to Katalyst Capital will likely cause the market price of our stock to decline which will require us to issue increasing numbers of shares to Katalyst Capital. As our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. If we do not issue a greater number of shares during a time when our stock price is declining we will receive a reduced amount of total cash from advances we receive under the Equity Distribution Agreement. This is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed offering price of $0.0160 per share and 25%, 50% and 75% discounts to the assumed market price.


Assumed Offering:                   $     0.0841    $     0.0631    $     0.0421    $     0.0210
No. of Shares(1):                     59,453,032      59,453,032      59,453,032      59,453,032
Total Outstanding (2):               158,448,446     158,448,446     158,448,446     158,448,446
Percent Outstanding (3):                   37.52%          37.52%          37.52%          37.52%
Net Cash to Signature Leisure(4):   $  4,865,000    $  3,627,500    $  2,390,000    $  1,152,500



(1) Represents the number of shares of common stock to be issued to Katalyst Capital Group, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Katalyst Capital Group, under the Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) The net cash amounts in this column could be considerably less if Katalyst Capital retains a portion of the stock that it purchases from Signature Leisure. Pursuant to the Equity Distribution Agreement the number of shares issuable to Katalyst Capital may not cause Katalyst Capital to own more than 9.9% of our outstanding shares.

Common Stock Offered                                            60,453,032 shares by Katalyst Capital

Offering Price                                                   Market price

Common Stock Outstanding Before the Offering(1)                  98,995,414 shares as of February 13, 2006

Use of Proceeds                                                  We will not receive any proceeds of the shares offered
                                                                 by the selling stockholders. Any proceeds we receive
                                                                 from the sale of common stock under the Equity
                                                                 Distribution Agreement will be used for business
                                                                 development, infrastructure improvements and operating
                                                                 capital purposes. See "Use of Proceeds."

Risk Factors                                                     The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                                 "Dilution."

Over-the-Counter Bulletin Board Symbol                           SGLS.OB

---------------
(1) Excludes up to 59,453,032 shares of our common stock that may be issued under the Equity Distribution Agreement.

                          SUMMARY FINANCIAL INFORMATION
                           FOR SIGNATURE LEISURE, INC.


                                                                     SEPTEMBER         DECEMBER 31,      DECEMBER 31,
BALANCE SHEET DATA                                                   30, 2005             2004              2003
------------------                                                   --------             ----              ----
Assets

  Current assets:
    Cash                                                            $    13,737    $    10,749    $   101,513
    Deposit                                                                                             5,500
  Inventory                                                              36,107
  Accounts receivable, net                                                  -              -              -
                                                                        -------        -------        -------
      Total current assets                                               49,844            -              -

      Equipment, net                                                      3,458

  Intangible assets (Note 7):
  Website, net                                                            7,917            -              -
  Contact list, net                                                       7,917            -              -
                                                                        =======        =======        =======
                                                                         69,136

Liabilities and Shareholders' Deficit

  Current liabilities:
    Accounts payable                                                $    14,500    $    19,162    $    14,200
    Accrued liabilities                                                   2,276          4,500            -
    Indebtedness to related parties (Note 2)                            596,760        732,128        125,000
    Notes payable (Note 4)                                               65,000         25,000            -
    Accrued interest payable (note 4)                                     5,777            159            -
                                                                        -------        -------        -------
      Total current liabilities                                         684,313        780,949        139,200
                                                                        -------        -------        -------

  Shareholders' deficit (Note 6):
    Preferred stock, $.001 par value,
      10,000,000 shares authorized,
      -0- shares issued and outstanding                                     -              -              -
    Common stock, $.0001 par value,
      500,000,000 shares authorized, 67,014,164 shares issued and outstanding as of June 30, 2005;
      10,439,130 shares issued and outstanding as of December 31,
                                                             2006                        1,044          3,847
    Additional paid-in capital                                            8,045      2,574,205      1,281,878
    Outstanding stock option                                          3,901,036                           600
                                                                        -------        -------        -------
    Retained deficit                                                 (4,524,258)    (3,345,449)    (1,442,912)
                                                                        -------        -------        -------
      Total shareholders' deficit                                      (615,177)      (770,200)       (32,107)
                                                                        -------        -------        -------
                                                                    $    69,136    $    10,749    $   107,013
                                                                        =======        =======        =======


   The accompanying notes are an integral part of these financial statements.

                        SUMMARY FINANCIAL INFORMATION FOR

                    SIGNATURE LEISURE, INC. AND SUBSIDIARIES

                                                                     FOR THE
                                                    FOR THE         NINE MONTHS            FOR THE           FOR THE YEAR
                                               NINE MONTHS ENDED       ENDED             YEAR ENDED             ENDED
                                                   SEPTEMBER 30,     SEPTEMBER 30,      DECEMBER 31,         DECEMBER 31,
STATEMENT OF OPERATIONS                              2005               2004                2004                 2003
                                                     ----               ----                ----                 ----
Revenues:
  Vehicle sales                                $     23,575        $    191,449        $        -          $        -
  Service revenues                                   26,970                 -                   -                   -
  Information services revenues                         912                 -
                                                  ---------             -------           ---------           ---------
    Total revenue                                    51,457             191,449             228,867                 -

Operating expenses:
  Cost of sales:
    Vehicles                                         21,480             199,442             232,168                 -
    Event services                                   15,736                 -
    Information services                                692                 -                   -                   -
   Stock-based compensation (Note 6):
    Business plan services                              -                   -                   -                10,800
    Legal services                                   84,000             324,100              40,000              90,000
    Health and fitness consulting                       -                   -                   -                16,138
    Public relations services                           -                   -                65,500             238,692
    Stock options                                       -                   -                   -               125,000
    Commitment fee                                   15,000                 -                   -                   -
    Other business consulting                       625,139                 -               608,600             430,240
  Contributed rent and services (Note 2)              1,694                 -                   424             153,285
  General and administrative                        462,467             307,375           1,183,019             254,687
                                                  ---------             -------           ---------           ---------
    Operating expenses                            1,226,208             830,917           2,129,711           1,318,842
                                                  ---------             -------           ---------           ---------
    Operating loss                               (1,174,751)           (639,468)         (1,900,844)         (1,318,842)

Interest expense                                     (4,058)             (1,693)             (1,693)                -
                                                  ---------             -------           ---------           ---------
    Loss before income taxes                     (1,178,809)           (641,161)         (1,902,537)         (1,318,842)

Provision for income taxes (Note 5)                     -                   -                   -                   -
                                                  ---------             -------           ---------           ---------
Net loss                                       $ (1,178,809)       $   (641,161)       $ (1,902,537)       $ (1,318,842)
                                               ============        ============        ============        ============
Weighted average loss per share:
    Basic and diluted                          $      (0.02)       $      (0.01)       $      (1.05)       $      (1.48)
                                               ============        ============        ============        ============
Weighted average number of shares of
  common stock outstanding                       47,518,148          45,530,079           1,808,275             894,049
                                               ============        ============        ============        ============

* Restated for 40:1 reverse stock split (see Note 9).

   The accompanying notes are an integral part of these financial statements.

                                  RISK FACTORS

We Are Subject To Various Risks That May Materially Harm Our Business, Financial Condition And Results Of Operations

      You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.

                          Risks Related To Our Business


We Depend On The Efforts Of Mr. Stephen W. Carnes Who Is Our Sole Officer and Sole Director And, Who Is Also The CEO Of Another Publicly Traded Company And, Therefore, Does Not Devote All Of His Time To Signature Leisure.

      Our success largely depends on the efforts and abilities of our President, Stephen W. Carnes. Mr. Carnes devotes approximately 50 to 60 hours of his time per week to the management of Signature Leisure. Mr. Carnes is solely responsible for the execution and success of our operation. Mr. Carnes is also an officer of another publicly traded company and therefore does not devote all of his time to Signature Leisure. Because Mr. Carnes is the sole officer and director of Signature Leisure, the loss of his services would divert attention away from operational issues to find a replacement for Mr. Carnes. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract a replacement for Mr. Carnes. In that event we would be forced to cease operations. Mr. Carnes has no direct prior experience in operating the various businesses we intend to develop. Because Mr. Carnes is our sole officer and director, he is primarily responsible for the filing of our periodic reports. Mr. Carnes' attention could be diverted away from the primary operation of the business in order for him to focus on keeping Signature Leisure current on its periodic reports.


Signature Leisure Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

      Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2004 and December 31, 2003 we incurred net losses of $1,902,537 and $1,318,842 respectively. For the nine months ended September 30, 2005 we incurred a net loss of $1,178,809 and had a retained operating deficit of $4,524,258 as of September 30, 2005. We believe we will need to raise approximately $950,000 in the next 12 months. Management believes that it may become profitable by the fourth quarter of the fiscal year 2007. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.


We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2004 and for the Quarter ended September 2005, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

         We had a working capital deficit of $770,200 for the year ended December 31, 2004 and $615,177 for the Quarter ended September 30, 2005, which means that our current liabilities exceeded our current assets on December 31, 2004 by $770,200 and by $615,177 on September 30, 2005. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, and on September 30, 2005 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future operations.

Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan Or We Could Be Forced To Curtail Or Cease Operations

      It is imperative that we obtain debt and/or equity financing to implement our business plan and to finance ongoing operations. There can be no assurance that any new capital will be available or that adequate funds will be sufficient for our operations, whether from financial markets, or that other arrangements will be available when needed or on terms satisfactory to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand our business. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

      Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Equity Distribution Agreement. The amount of each advance under the Equity Distribution Agreement is subject to a maximum amount equal to $200,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.


      Signature Leisure has the ability to use the funds it receives under the Equity Distribution Agreement to make acquisitions. Under his employment agreement, Mr. Carnes is entitled to receive an annual salary of $250,000 and a bonus of $150,000 for each acquisition made by Signature Leisure regardless of the value of the company being acquired. These bonuses may be funded from the funds Signature Leisure receives under the Equity Distribution Agreement. Currently, we owe Mr. Carnes approximately $431,400 in compensation. This compensation consists of an automobile allowance of $18,900, bonuses of 225,000 and accrued salaries of $187,500.


We Have Been The Subject of a Going Concern Opinion By Our Independent Auditors Which Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

      Our consolidated financial statements have been prepared assuming we will continue as a going concern. Our net loss for the fiscal year ended December 31, 2004 was $1,902,537 and the nine months ended September 30, 2005 our net loss was $1,178,809. Our retained deficit was $3,345,449 at December 31, 2004 and $4,524,258 for the quarter ended September 30, 2005. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

If We Are Unable To Generate Sufficient Revenue Or Continue To Raise Financing We Could Be Forced To Curtail Or Cease Our Operations

      Our business operations are being funded by loans and capital raising activities. Our revenues have not been sufficient to support our business operations. There is no certainty that we will continue to be able to obtain financing as we require it or that any financing we receive will be provided on favorable terms. If we are unable to generate sufficient revenue or obtain financing sufficient to fund our operations we could be forced to significantly curtail or even cease our operations.


Signature Leisure Has Entered Into An Employment Agreement With Its CEO And Sole Director Which Presents A Conflict Of Interest Regarding The Approval Of The Terms Of Such Employment Agreement

      Mr. Carnes is the sole officer and director of Signature Leisure. As Signature Leisure's sole director, Mr. Carnes is the only person responsible for approving his employment agreement with Signature Leisure. As such Mr. Carnes may approve any salary, or increase in salary, he believes he is entitled to receive without having to seek the approval of any other director of Signature Leisure. Such a position presents a conflict of interest. Under his employment agreement, Mr. Carnes is entitled to receive an annual salary of $250,000 and a bonus of $150,000 for each acquisition made by Signature Leisure regardless of the value of the Company being acquired. These bonuses may be funded from the funds Signature Leisure receives under the Equity Distribution Agreement. Our payment to Mr. Carnes of $450,000 in accrued compensation was issued in stock at a 25% discount that was worth $600,000, based on the then-current market price. On April 28, 2005, Signature Leisure issued 40,000,000 shares of common stock to Mr. Carnes. The stock was issued at a 25% discount to the market for a payment of $300,000 of salary.

Our Common Stock Has A Low Trading Volume, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock At A Time When Katalyst Capital Is Selling Shares Into The Market Resulting In A Loss of Investment To Our Shareholders

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. Our current average daily trading volume for our common stock for the 30-day period beginning in October was 642,000 shares. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.


      As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such fluctuations or otherwise, our results of operations fall below the expectations of investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our result in the interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control.


      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings


      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The sale of shares to Katalyst Capital will likely cause the market price of our stock to decline which will require us to issue increasing numbers of shares to Katalyst Capital. Of the 98,995,414 shares of common stock outstanding as of February 13, 2006, 34,107,865 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 64,887,549 of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Equity Distribution Agreement


      The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on January 19, 2006 at an assumed offering price of $0.0841 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0537 per share. As a result the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.


Katalyst Capital Group Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares, Which May Cause The Price Of Our Common Stock To Decline

      Katalyst Capital Group will purchase shares of our common stock pursuant to the Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Katalyst Capital Group will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Katalyst Capital Group sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Katalyst Capital Group to sell greater amounts of common stock, the sales of which would further depress the stock price.


The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline


      The selling stockholders intend to sell in the public market 60,453,032 shares of common stock being registered in this offering. That means that up to 60,453,032 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under Our Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Signature Leisure has not performed in such a manner to show that the equity funds raised will be used to grow Signature Leisure. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock, the price will likely decline.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

      o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

      Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We May Not Be Able To Access Sufficient Funds Under The Equity Distribution Agreement When Needed


      We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement we have signed with Katalyst Capital Group. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $200,000 during any seven trading day period. Based on an assumed market price of $0.0841 per share, we will be able to draw a total amount of $5,000,000 in gross proceeds under the Equity Distribution Agreement. This amount will utilize all of the 59,453,032 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.0841 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

We May Not Be Able To Obtain A Cash Advance Under The Equity Distribution Agreement If Katalyst Capital Group Holds More Than 9.9% Of Our Common Stock

      In the event Katalyst Capital Group holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Katalyst Capital Group may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations. Even though Katalyst Capital may not hold more than 9.9% of our common stock at one time, this restriction does not prevent Katalyst Capital from selling some of its holdings and then receiving additional shares.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS


      The following table presents information regarding Katalyst Capital, the only selling stockholder selling stock under this registration statement. The selling stockholder is the entity who has assisted in or provided financing to Signature Leisure. A description of the selling stockholder's relationship to Signature Leisure and how the selling stockholder acquired the stocks to be sold in this offering is detailed in the information immediately following this table.

                                                                           Percentage of
                                         Percentage of                      Outstanding
                                          Outstanding     Shares to be     Shares to Be                       Percentage of
                                             Shares         Acquired         Acquired                          of Shares
                            Shares        Beneficially      under the        under the                        Beneficially
                         Beneficially        Owned           Equity           Equity         Shares to be        Owned
                         Owned Before        Before       Distribution     Distribution      Sold in the         After
Selling Stockholder        Offering       Offering (1)      Agreement        Agreement         Offering        Offering (1)
-------------------        --------       ------------      ---------        ---------         --------        ------------
                            Shares Acquired in Financing Transactions with Signature Leisure
Katalyst Capital
  Group, Ltd.                1,000,000           1.01%       59,453,032           37.52%      60,453,032(2)            0%
                             ---------           ----        ----------           -----       ----------             ---
Total                        1,000,000           1.01%       59,453,032           37.52%      60,453,032               0%
                             =========           ====        ==========           =====       ==========             ===


----------------------------
*        Equals less than 1%.


(1) Applicable percentage of ownership is based on 98,995,414 shares of common stock outstanding as of February 13, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 13, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes the 59,453,032 shares to be acquired by Katalyst Capital Group under the Equity Distribution Agreement and 1,000,000 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement.

      The following information contains a description of our selling stockholder's relationship to Signature Leisure and how the selling stockholder acquired the stock to be sold in this offering is detailed below. The selling stockholder has not held a position or office, or had any other material relationship, with Signature Leisure, except as follows:

Stock Acquired In Financing Transactions With Signature Leisure


      Katalyst Capital Group, Ltd. Katalyst Capital Group is the investor under the Equity Distribution Agreement. All investment decisions of, and control of, Katalyst Capital Group are held by Jason Tribeca. Katalyst Capital Group acquired all of the shares being registered in this offering in financing transactions with Signature Leisure. Those transactions are explained below:


      Equity Distribution Agreement. On January 20, 2005, we entered into an Equity Distribution Agreement with Katalyst Capital Group. Under the Equity Distribution Agreement, Signature Leisure may issue and sell to Katalyst Capital Group common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 99% of the market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $200,000, with no advance occurring within seven trading days of a prior advance. In connection with the Equity Distribution Agreement, Katalyst Capital Group received 1,000,000 shares of our common stock as a one-time commitment fee. Katalyst Capital Group is entitled to retain a fee of 1% of each cash advance.


      There are certain risks related to sales by Katalyst Capital Group, including:

      The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Katalyst Capital Group is issued shares, the greater likelihood that Katalyst Capital Group receives more shares.

      To the extent Katalyst Capital Group sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Katalyst Capital Group to sell greater amounts of common stock, the sales of which would further depress the stock price.

      The significant downward pressure on the price of the common stock as Katalyst Capital Group sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Signature Leisure so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS
                 RECEIVED FROM THE EQUITY DISTRIBUTION AGREEMENT


      This prospectus relates to shares of our common stock that may be offered and sold from time to time by Katalyst Capital, our only stockholder selling stock under this registration statement. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of 59,453,032 shares of common stock to Katalyst Capital Group under the Equity Distribution Agreement. The purchase price under the Equity Distribution Agreement of the shares purchased under the Equity Distribution Agreement will be equal to 99% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Katalyst Capital Group 1% of each cash advance we receive.

      Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $200,000 every seven trading days or more than $5,000,000 over 24 months. We are issuing 59,453,032 shares of common stock under this registration statement in connection with the Equity Distribution Agreement. If we were to utilize the entire $5,000,000 available under the Equity Distribution Agreement, we should receive $4,865,000 in net proceeds.


      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus a 1% retainer payable to Katalyst Capital Group under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.



Gross proceeds                                                     $1,000,000              $3,000,000            $5,000,000

Offering expense                                                      $90,500                 $90,500               $90,500

Net proceeds                                                         $909,500              $2,909,500            $4,909,500

No. of shares issued under the Equity Distribution
Agreement at an assumed offering price of $0.0841                  11,890,606              35,671,819            59,453,032

USE OF PROCEEDS:                                               AMOUNT                  AMOUNT                 AMOUNT
------------------------------------------------------ ----------------------- ----------------------- ---------------------
Business Development                                           $      300,000          $      885,000        $    2,000,000
Infrastructure and Improvements                                       100,000                 500,000               565,000
Operating Capital
  Payment of Debts                                                    100,000                 333,333               460,000
  Increase Vehicle Inventory                                          100,000                 333,333               504,500
  Other Operating Expense                                             309,500                 857,834             1,380,000
                                                               --------------         ---------------        --------------
Total                                                          $      909,500         $     2,909,500        $    4,909,500
                                                               ==============         ===============        ==============

(1) Offering expenses assumes estimated offering expenses of $85,000 consisting of: an SEC registration fee of $517.88, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,895.02 and a 1% retainer payable to Katalyst Capital Group under the Equity Distribution Agreement, a $5,000 escrow fee and a $500 administrative escrow fee on advances.


      The Use Of The Proceeds We Will Receive Under the Equity Distribution Agreement Has Been Disclosed In Further Detail Below:

      Business Development - The proceeds allotted for business development will be used for marketing materials and services for Signature Auto, Parker Productions, and E Cubed Technologies. Additionally, funds will be allocated to pay for fees and training expenses associated with the development of additional corporate partnerships for E Cubed Technologies, Inc.


         Training Expenses - Expenses associated with the development of additional corporate partnerships" simply means that as E Cubed Technologies progresses and takes on new products and types of products, whether by the direct need of an existing client, desire to broaden the client base by expanding the potential offerings, etc. there will be training and costs associated with the new product lines. Infrastructure improvements will affect the business markedly. Improved phone systems and messaging applications will help staff members communicate more effectively. Automated Customer Resource Management packages would ease the workflow of the business by making client contact much more reliable and simple for management and sales staff.

         Infrastructure and improvements - The proceeds allotted for infrastructure and improvements will be used for computer and communications equipment and software to make more efficient and improve access to our business applications and communications. The initial phase would cover software and hardware additions and upgrades to improve control, configuration and reliability of both internal and external messaging and communication as well as business applications and data.


         Operating Capital - The proceeds allocated for operating capital will be used to increase vehicle inventory for Signature Auto and to pay down our current debts. Those debts include rent, wages, attorney fees and day-to-day expenses for utilities and office supplies.


         We may use proceeds that we receive under the Equity Distribution Agreement to pay any accrued salaries we owe to our Chief Executive Officer, Mr. Carnes. We have not determined how much, if any, of these proceeds will be used for that purpose. Mr. Carnes, as the sole officer and director, will make the decision regarding how much of the proceeds will be used to pay himself this accrued amount. Currently we owe Mr. Carnes approximately $431,400 in compensation. This compensation consists of an automobile allowance of $18,900, bonuses of 225,000 and accrued salaries of $187,500.

                                    DILUTION


      Our net tangible book value as of September 30, 2005 was a deficit of $(615,177) or $(0.0076) per share of common stock. Net tangible book value per share is determined by dividing out tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Signature Leisure, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed offering price of $0.0841 per share, which is in the range of the recent share price.

      If we assume that we had issued 59,453,032 common stock under the Equity Distribution Agreement at an assumed offering price of $0.0841 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees equal to 1% of the advances we will receive from Katalyst Capital Group and offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $4,249,823 or $0.0304 per share. Katalyst Capital Group would receive a 1% discount to the per-share price on the purchase of 59,453,032 shares of common stock. Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.0380 per share and an immediate dilution to new stockholders of $0.0537 per share. The following table illustrates the per share dilution:

Assumed offering price per share                                      $0.0841
Net tangible book value per share before this offering    $(0.0076)
Increase attributable to new investors                    $ 0.0380
                                                            -------
Net tangible book value per share after this offering                 $0.0304
                                                                      -------
Dilution per share to new stockholders                                $0.0537
                                                                      =======


      The dilution tables set forth on this page are used to show the dilution that will result to our shareholders caused by our use of the equity line of credit provided under the Equity Distribution Agreement.

      In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices:


                                                            DILUTION
            ASSUMED           NO. OF SHARES TO BE           PER SHARE
        OFFERING PRICE               ISSUED             TO NEW INVESTORS
        --------------               ------             ----------------
           $0.0841                 59,453,032(1)             $0.0537
           $0.0631                 59,453,032                $0.0415
           $0.0421                 59,453,032                $0.0294
           $0.0210                 59,453,032                $0.0172


(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary


      On October 26, 2004, we entered into an Equity Distribution Agreement with Katalyst Capital Group. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Katalyst Capital Group shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Katalyst Capital Group will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Katalyst Capital Group for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Katalyst Capital Group will retain 1% of each cash advance we receive under the Equity Distribution Agreement. Katalyst Capital Group is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Spencer-Clarke, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, Spencer-Clarke received $10,000. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us.


Equity Distribution Agreement Explained

      Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Katalyst Capital Group to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Katalyst Capital Group will pay the advance amount. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Katalyst Capital Group has advanced us a total amount of $5,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $200,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Katalyst Capital Group owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Equity Distribution Agreement only so long as Katalyst Capital Group's beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Katalyst Capital Group may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

      We do not have any agreements with Katalyst Capital Group regarding the distribution of such stock, although Katalyst Capital Group has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.


      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed offering price of $0.0841 per share, we would issue 59,453,032 shares of common stock to Katalyst Capital Group for net proceeds of $4,865,000. These shares would represent 37.52% of our outstanding common stock upon issuance. We are registering 59,453,032 shares of common stock for sale under the Equity Distribution Agreement. Assuming an offering price of $0.0841 per share, we should be able to fully utilize the entire $5,000,000 available under the Equity Distribution Agreement. If the average price for which we sold the shares under the Equity Distribution Agreement is lower than $0.0841 per share, we will need to file another registration statement with the SEC to register additional shares of common stock.

      As our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. If we do not issue a greater number of shares during a time when our stock price is declining we will receive a reduced amount of total cash from advances we receive under the Equity Distribution Agreement. This is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed offering price of $0.0841 per share and 25%, 50% and 75% discounts to the assumed market price.

Assumed Offering:                       $     0.0841        $     0.0631        $     0.0421        $     0.0210
No. of Shares(1):                         59,453,032          59,453,032          59,453,032          59,453,032
Total Outstanding (2):                   158,448,446         158,448,446         158,448,446         158,448,446
Percent Outstanding (3):                       37.52%              37.52%              37.52%              37.52%
Net Cash to Signature Leisure(4):       $  4,865,000        $  3,627,500        $  2,390,000        $  1,152,500


(1) Represents the number of shares of common stock to be issued to Katalyst Capital Group, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Katalyst Capital Group, under the Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) The net cash amounts in this column could be considerably less if Katalyst Capital retains a portion of the stock that it purchases from Signature Leisure. Under the Equity Distribution Agreement the number of shares issuable to Katalyst Capital may not cause Katalyst Capital to own more than 9.9% of our outstanding shares.

      Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Katalyst Capital Group has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Katalyst Capital Group or if we fail materially to comply with certain terms of the Equity Distribution Agreement, which remain unsecured for thirty (30) days after notice from Katalyst Capital Group.

      All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, on January 20, 2005, Katalyst Capital Group received 1,000,000 shares of common stock as a one-time commitment fee.

                              PLAN OF DISTRIBUTION


      Katalyst Capital, our only selling stockholder, has advised us that the sale or distribution of our common stock owned by them may be effected by them as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by Katalyst Capital or by agreement between Katalyst Capital and underwriters, brokers, dealers or agents, or purchasers. If Katalyst Capital effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from Katalyst Capital or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).


      Katalyst Capital Group is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Katalyst Capital Group will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Katalyst Capital Group will retain 1% of the proceeds received by us under the Equity Distribution Agreement, and received 1,000,000 of our common stock as a one-time commitment fee. The 1% retainage and the commitment fee are underwriting discounts. In addition, we engaged Spencer-Clarke, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement. Under the Equity Distribution Agreement Katalyst has represented to us and agreed not to engage in any shortselling of our stock and that its affiliates also will not engage in any short selling of our stock.


      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Katalyst Capital Group and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: an SEC registration fee of $517.88, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,982.12 We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.


      Katalyst Capital Group is a corporation based in Turks and Caicos, BWI. Katalyst Capital Group is in the business of investing in and financing public and private companies. Katalyst Capital Group does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.


      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. Katalyst Capital is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of Katalyst Capital are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

      Katalyst Capital should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by Katalyst Capital, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, Katalyst Capital or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Katalyst Capital is distributing shares covered by this prospectus. Katalyst Capital is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview


      The current business of Signature Leisure includes the operations of Parker Productions, a modeling and event staffing business, Signature Auto, an independent dealer in motor vehicles, and E Cubed Technologies, a computer and computer network hardware, software, and services consulting firm. Primary focus of operations for the next 12-month period will be E Cubed Technologies' and Parker Productions' operations, as currently functioning entities expected to generate revenues. Management believes that we may generate profits by the fourth quarter of the fiscal year 2007. However, we cannot give any assurance that Signature Leisure will be able to generate a profit. In the event that Signature Leisure does generate a profit it will use those profits to maintain and grow our operations. To date we have not generated profits from our operations.

      The hurricanes that hit Central Florida in August and September 2004 severely damaged our offices and auto sales facility located at 1111 N. Orlando Ave, Winter Park, FL 32789 to a level of destruction that Signature Leisure and the facility's landlord agreed to have the lease terminate early, ending on September 30, 2004.


      Subsequently, we relocated to office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751, which is presently being provided to us at no cost by Renovo Holdings. The Chief Executive Officer of Renovo Holdings is Stephen Carnes who is also the Chief Executive Officer of Signature Leisure, Inc. The facility is approximately 3,600 sq. ft.

Signature Auto


      During the period ended September 30, 2005, we restarted the pre-owned vehicle sales dealership in the form of wholesale sales. At present we are not retailing vehicles, which is to say that we are not holding inventory for the express purpose of selling to the retail public. We are purchasing inventory with the sole purpose of wholesaling the vehicles to other dealers. The scope of the operation is somewhat limited due to available capital, which consists of a $35,000 loan from an officer of the company, in addition to the two $50,000 credit lines we have received from Manheim Automotive Financial Services and American Finance Corporation. American Finance Corporation has provided us a $50,000 credit line and charges us a $75 fee for each charge on the credit line. The interest rate is prime plus 4.5% per annum compounded daily. The credit line is evidenced by a promissory note and security agreement. Manheim Automotive Financial Services has provided us a $50,000 credit line and charges us an administrative fee of $75 per draw. The interest rate for this line of credit is 3% over prime. No amounts were outstanding on the two credit lines at September 30, 2005. Revenues from auto sales for the three month period ended September 30, 2005 were $23,575 and the related costs of auto sales were $21,480 or approximately 90% of revenue. Our average revenue that we generate from the sale of a vehicle is $3,800 which consists of vehicles ranging in sale price from $500 to $8,000. We believe that our sales will increase as the result of our marketing efforts, the growth of our internal sales team and our efforts in exploring additional sales channels for our services. In July 2005 we hired Joseph Barnett, our operations manager for Signature Auto. Mr. Barnett has approximately 12 years of auto sales experience and brings numerous client contacts to assist us in building our list of customers for Signature Auto. No formal direct marketing program has been initiated by us. We does not intend to spend resources to purchase customer lists.


Parker Productions


      Parker Productions, Inc. operations are being developed as a modeling and event staffing business. The individual models and staff that we provide to clients operates as independent contractors to Parker Productions. Revenues from services for the three month period ended September 30, 2005 were $3,186 and the related costs of contracted services were $7,531 or approximately 236% of revenue. These costs of contracted services were due to the fact that Parker Productions was paid up front the prior quarter for services rendered during the subsequent periods. The client prepaid the project and the costs were incurred over the course of several months to follow. We do not expect the disproportionate cost and profit to continue as we have not entered into, nor prospected any, new client jobs of that nature.


      Revenues for the nine month period ended September 30, 2005 were $26,970 and costs were $15,736 representing 58% of revenue.


      Parker Productions generates revenues by contracting models and event staff for client companies and organizations to utilize for special events and promotions. Some projects get billed as a flat fee for the entire promotional project; however, the majorities are single event contracts which we charge the client a premium rate per hour for the contracted staff.

      Presently the company is providing customers with two basic forms of service. The first type of service is providing staff (models) for area conventions. Such type of services would include providing staff members to assist in managing the company's booth at a convention. The staff member would assist the client with visitors to the client's booth.

      The second form of service is in the form of beverage promotions. Such promotions take place in area bars, in which Parker staff assist the client to gain product awareness from the bar patrons.


      We continue to work on building our list of clients. To increase list of clients, Parker Productions manages a lead generation program. This lead generation program is maintained by Evan Weybright, Vice President of Operations, through a network that consists of referrals to Parker Productions made by the Orlando Convention and Visitors Bureau.


E Cubed Technologies


      E Cubed Technologies is an authorized reseller of Dell products. This means we have the ability to purchase computer and network hardware and software at reseller pricing for resale to our clients.

      DocSTAR's relationship is contract based and establishes E Cubed Technologies to both sell and service DocSTAR products. The agreement dictates what requirements we must fulfill, including staff training necessities and authorized sales territories.

      Signature Leisure intends to build a full service IT, network/server, and computer services firm. We are focused on building a consulting-oriented VAR (Value Added Reseller) and intend to emphasize service and support to differentiate our company from more price-oriented national chains and enterprise focused service firms." We intend to provide both computer and network software and hardware products and services to make them useful to small businesses. The systems include both PC-based LAN systems and server-based systems. Our services will include design and installation of network systems, training, support, and administration. During to the period ended September 30, 2005, E Cubed Technologies started business operations in the greater Orlando, Florida area. We currently represent both Dell computer hardware and software products and DocSTAR, one of the leading document imaging solution builders. DocSTAR, which is a product of AuthentiDate, Inc., provides clients with a document imaging and retrieval solution. DocSTAR (Document Storage and Retrieval) offers software products for the document imaging industry, specifically a suite of software solutions that securely scans, stores and retrieves documents.

      To increase our client list, Matt Lettau, our operations coordinator, performs cold call prospecting of potential clients in our general geographic area. No advertising campaigns are anticipated or planned. Revenues from sales and services for the three month period ended September 30, 2005 were $912 and the related costs were $692 or approximately 76% of revenue.


Going Concern


      Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management believes we will need to raise approximately $950,000 in order to operate in the next 12 months. As shown in the accompanying financial statements, we have incurred significant losses since inception. During the year ended December 31, 2004 we had a net loss of $1,902,537 and a net loss of $1,178,809 for the nine months ended September 30, 2005. Our retained deficit as of September 30, 2005 was $4,524,258. Our total assets for the quarter ended September 30, 2005 were $69,136. Our losses, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either debt or equity financing or a combination of both, in order to raise sufficient capital in order to meet our financial requirements over the next twelve months and to fund our business plan. There is no assurance that we will be successful in raising additional funds. At this time, our only plan regarding the pursuit of financing is the financing under the Equity Distribution Agreement we have with Katalyst Capital Group.

Results Of Operations For The Nine Months Ended September 30, 2005, Compared To The Nine Months Ended September 30, 2004

         Revenues

         During the nine months ended September 30, 2005, we had revenues of $51,457. This was a decrease of $139,992 when compared to our revenues for the nine months ended September 30, 2005. This decrease in revenues was due primarily to our lack of vehicle sales for the nine month period. Through September 30, 2005, our revenues were derived primarily through our subsidiary Parker Productions, Inc. from event planning services. We began rebuilding the automotive business with inventory on July 21, 2005 and began realizing revenue from our auto sales on August 3, 2005.

         Cost Of Sales

         For the nine months ended September 30, 2005, the cost of our sales was $37,908, as compared to $199,442 for the nine months ended September 30, 2004. This was a decrease in costs to us of $161,534. For the nine months ended September 30, 2005, the cost of our sales decreased primarily because we reduced inventory as a result of the hurricane in 2004 that destroyed our offices. We believe our cost of sales will increase for the next quarter as a result of our increased sales which management believes may occur as a result of our increased marketing efforts.

         Expenses


         For the nine months ended September 30, 2005, our general and administrative expenses were $462,467, as compared to $307,375 for the nine months ended September 30, 2004. This means that our general and administrative expenses increased by $155,092. Our total operating expenses for the nine months ended September 30, 2005 was $1,226,208. Compared to operating expenses of $830,917 for the nine months ended September 30, 2004 our operating expenses increased by $395,291. The primary reason for this increase is due to our hiring of additional employees to increase our sales force. We currently employ three people, Stephen W. Carnes our President and CEO, Evan R. Weybright is our Vice-President of Operations and Cynthia Wainwright who is our Administrative Assistant. These are employees of Signature Leisure.


         Net Loss

         We incurred a net loss of $1,178,809 for the nine months ended September 30, 2005, compared to a net loss of $641,161 for the nine months ended September 30, 2005. The increased loss was due primarily to the increase in general and administrative expenses, stock based compensation for legal services of $84,000 and other business consulting services of $462,467. At September 30, 2005, we had current assets of $69,136 and current liabilities of $684,313, resulting in a working capital deficit of $615,177.

Results Of Operations For The Year Ended December 31, 2004, Compared To The Year Ended December 31, 2003

         Revenues

         During the fiscal year ending December 31, 2004, we had revenues of $228,867 and experienced a net operating loss of $1,902,537. General and administrative expenses of $1,183,019 and stock-based compensation totaling $714,100 were primary contributors to the net operating loss. Our general and administrative expenses were comprised primarily of compensation and bonuses paid to our Chief Executive Officer, legal professional fees and rent. The following is a detailed list of our general and administrative expenses:

                                                                                                       Adjusted
  Account                                                                                               Balance
     #                                              Account                                            12/31/04
   -----                                            -------                                            --------
    5100      Costs for acquisition candidate                                                          $         850
    5110      Auto software                                                                                    2,324
    5115      Advertising                                                                                      1,432
    6010      Auto-expense                                                                                       482
    6030      Automobile Repair                                                                                  205
    6040      Bank Service Charges                                                                                78
    6050      Compensation-Steve Carnes                                                                      250,000
    6053      Compensation Steve Carnes - Auto                                                                 8,400
    6054      Compensation Steve Carnes - Bonus                                                              750,000
    6051      Transportation fees                                                                              3,954
    6090      Fuel                                                                                               212
    6091      Insurance-Garage                                                                                 4,636
    6092      Insurance-Liability                                                                                395
    6093      Insurance-Other                                                                                  1,444
    6110      Licenses/Permits/Filing fees                                                                     1,145
    6140      Office Supplies                                                                                  5,120
    6162      Professional Fees- Accounting                                                                    8,349
    6163      Professional Fees- Legal Fees                                                                   27,625
    6160      Professional Fees                                                                                7,209
    6170      Postage                                                                                            706
    6182      Taxes Payroll-Federal                                                                            3,797
    6186      Payroll-salaries                                                                                32,201
    6190      Telephone                                                                                        4,331
    6191      Subcontractor                                                                                    2,400
    6192      Investor services                                                                               11,712
    6193      Storage unit                                                                                       176
    6200      Security-Alarm System                                                                              344
    6201      Utilities                                                                                          159
    6202      Utilities-Electric                                                                               2,399
    6230      Rent Expense                                                                                    52,718
    6240      Outside Dumpster                                                                                   501
    7010      Marketing/Public relations                                                                       2,535
    7020      Building expenses                                                                                1,504
    7040      Doc Stamp                                                                                          512
    7050      Merchant fee                                                                                     1,109
    7051      Merchant services account                                                                          137
    7060      Building repairs                                                                                   284
    7072      Retail sellers license                                                                             175
    7073      Sales tax                                                                                        3,759
    7074      Tax, title, registration                                                                           962
    4100      Other (income)expense                                                                         (13,262)
                 Total General & Administrative Expense
                                                                                                   ------------------
                    For the Year Ended December 31, 2004                                               $   1,183,019
                                                                                                   ==================
                    General & Administrative Expense per 12/31/04 10K:                                 $   1,183,019
                                                                                                   ==================
                 Difference                                                                                        -

         The following individuals received stock-based compensation in the following amounts and reported dollar values.

SIGNATURE LEISURE
Stock Activity Worksheet
Financial Statement Date: 12/31/04

                                                                          Consideration
                                                                             Services
                                                                    -------------------------
                                                                       No. of
   Date              Shareholder             Description               Shares        Amount
---------------------------------------------------------------------------------------------
 12/31/03                                Beginning Balance

01/30/2004     Marc Mero                 Consulting services           600,000      30,000.00
01/30/2004     Michael Corrigan          Consulting services         2,500,000     125,000.00
01/30/2004     Matt Lettau               Consulting services           800,000      40,000.00
01/30/2004     Equitilink LLC            Consulting services           100,000       5,000.00

02/23/2004     Cynthia Wainwright        Consulting services            33,500       2,177.50
02/23/2004     Nancy Pandolfi            Consulting services            33,500       2,177.50
02/23/2004     Edward Miers              Consulting services         1,000,000      65,000.00
02/23/2004     Matt Lettau               Consulting services           125,000       8,125.00

03/23/2004     Cynthia Wainwright        Consulting services            50,000       1,000.00
03/23/2004     Nancy Pandolfi            Consulting services            50,000       1,000.00
03/23/2004     Matt Lettau               Consulting services           500,000      10,000.00

 04/30/04      Marc Mero                 Consulting services         1,500,000      22,500.00
 04/30/04      Cynthia Wainwright        Consulting services            75,000       1,125.00
 04/30/04      Matt Lettau               Consulting services           500,000       7,500.00
 04/30/04      Ed Miers                  Consulting services           233,000       3,495.00

 10/02/04      Steve Carnes              Pay accrued salary

 10/28/04      Cynthia Wainwright        Consulting services         2,000,000      10,000.00
 10/28/04      Jeffery Mackay            Legal                       8,000,000      40,000.00
 10/28/04      Matt Lettau               Consulting services         6,000,000      30,000.00
 10/28/04      Ed Miers                  Consulting services        17,000,000      85,000.00
 10/28/04      Irving Einhorn            Consulting services         2,000,000      10,000.00

 11/12/04      Cynthia Wainwright        Consulting services         1,000,000       6,000.00
 11/12/04      Ed Miers                  Consulting services        17,000,000     102,000.00
 11/12/04      Carla Rissell             Consulting services           500,000       3,000.00
 11/12/04      Evan Weybright            Consulting services           500,000       3,000.00

 11/15/04      Evan Weybright            Consulting services        15,000,000      75,000.00

 12/10/04      Carla Rissell             Consulting services           600,000       7,800.00
 12/10/04      Marc Mero                 Consulting services         1,000,000      13,000.00
 12/10/04      Jill Reynolds             Consulting services           400,000       5,200.00

 12/31/04      Renovo Holdings           Contributed rent

                                                                    -------------------------
 12/31/04                                Ending balance             79,100,000     714,100.00
                                                                    =========================

         During the fiscal year ending December 31, 2003, we had no revenues and experienced a net operating loss of $1,318,842. The net operating loss was primarily comprised of general and administrative expenses totaling $254,687; stock-based compensation of $910,870 and contributed rent and services totaling $153,285.

         The significant difference in net operating loss for the fiscal years ending December 31, 2004 and 2003 is primarily due to a significant increase in general and administrative expenses for the period ending December 31, 2004.

         We believe that our sales will increase as the result of our marketing efforts, the growth of our internal sales team and our efforts in exploring additional sales channels for our services.

         Cost Of Services

         For the twelve months ended December 31, 2004, the cost of our services was $232,168, as compared to $0 for the twelve months ended December 31, 2003. This was an increase in costs to us of $232,168, primarily based on expenses related to operations of the business. We believe our cost of services will increase for the next quarter as a result of our increased operations.

         Gross Profit

         For the twelve months ended December 31, 2004, and for the year ended December 31, 2004, we did not to have any gross profits.

         Expenses

         For the twelve months ended December 31, 2004, our general and administrative expenses were $1,183,019, as compared to $254,687 for the twelve months ended December 31, 2003. Our general and administrative expenses increased as a result of several factors. First, there were costs associated with the opening and operation of the automobile dealership, such costs included insurance, licenses and permits, marketing, software and legal fees. Additionally, we had additional consultants that were working with the company with regards to the automobile dealership. Finally, our interest expense increased by approximately $1,693 in 2004 due to loans provided to us from Mr. Carnes during the period.

         Net Loss

         We incurred a net loss of $1,902,537 for the year ended December 31, 2004, compared to a net loss of $1,318,842 for the year ended December 31, 2003. The increased loss was due primarily to an increase in administrative expenses at a time when we did not have sufficient sales to offset these expenses. At December 31, 2004, we had current assets of $10,749 and current liabilities of $780,949, resulting in a working capital deficit of $770,200.

Liquidity And Capital Resources


         Currently, the majority of our operations have been funded through loans and from the issuance of our common stock. We have not generated sufficient revenue to pay for our operations. We had a working capital deficit of $615,177 as of September 30, 2005, which means that we did not have sufficient assets to meet our liabilities. As a result we did not have sufficient revenue to pay our debts as they became due.

         Periodically Mr. Carnes, our sole officer and director, will advance cash to Signature Leisure to pay expenses for operations. Mr. Carnes is under no obligation to finance operations. As of December 31, 2004, we owed our sole officer and director $28,033 for working capital advances and expenses paid on behalf of Signature Leisure. During the nine months ended September 30, 2005, Mr. Carnes advanced us $51,362 and paid expenses on behalf of Signature Leisure totaling $41,725. As of September 30, 2005, we owed Mr. Carnes $121,120.


         Cash used in operating activities for the nine months ended September 30, 2005 was $84,551 compared to $118,901 for the same period a year earlier. The cash used in operating activities was mainly a result of our net loss and operating expenses.

         Cash provided by financing activities was $91,362 for the nine months ended September 30, 2005 compared to $32,353 in the same period for 2004. The cash provided in 2005 was mainly from the proceeds of notes and the issuance of common stock.

         We continue to experience substantial cash flow difficulties and we expect to experience cash flow difficulties for an indefinite period. At September 30, 2005, we had a working capital deficit of $615,177, and at December 31, 2004, we had a working capital deficit of $770,200. Although no assurances can be given, we believe that our cash flow deficit will improve as revenues and sales increase. In addition, although no assurances can be given, we believe that we may be able to secure additional equity and/or debt financing.


         On January 18, 2005, our sole director and shareholders approved a 40:1 reverse split of its $.0001 par value common stock. The split was declared effective as of February 4, 2005. The effect of the reverse stock split has been retroactively applied to all disclosures in the accompanying condensed consolidated financial statements.

         On December 2, 2004, we received proceeds of $25,000 from Katalyst Capital in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2005. On February 9, 2005, Katalyst Capital advanced us $20,000 in exchange for a second promissory note. The note carries an eight percent interest rate and matures on December 31, 2005. On April 19, 2005 Katalyst Capital advanced us an additional $20,000 in exchange for a third promissory note. The note accrues interest of eight percent and matures on December 31, 2005. Accrued interest on these notes payable was $3,390 at September 30, 2005.


         On January 20, 2005, we entered into an Equity Distribution Agreement with Katalyst Capital Group. Under the Equity Distribution Agreement, Signature Leisure may issue and sell to Katalyst Capital Group common stock for a total purchase price of up to $5,000,000. The purchase price for our shares is equal to 99%, or a 1% discount, of the offering price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $200,000, with no cash advance occurring within five trading days of a prior advance. Katalyst Capital Group received 1,000,000 shares of common stock issued as a one-time commitment fee under the Equity Distribution Agreement on October 26, 2004. Katalyst Capital Group will be paid a fee equal to 1% of each advance, which will be retained by Katalyst Capital Group from each advance. On July 7, 2005, Signature Leisure entered into a Placement Agent Agreement with Spencer - Clarke, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Signature Leisure paid Spencer Clarke $10,000.


         We intend to achieve profitability by allocating funds for business development to be used for marketing materials and services for Signature Auto, Parker Productions, and E Cubed Technologies. Funds will also be allocated to pay for fees and training expenses associated with the development of additional corporate partnerships for E Cubed Technologies.


         Additionally, in an effort to achieve profitability, we will allocate funds for infrastructure and improvements will be used for computer and communications equipment and software to make more efficient and improve access to our business applications and communications. The initial phase would cover software and hardware additions and upgrades to improve control, configuration and reliability of both internal and external messaging and communication as well as business applications and data.

         We will also allocate funds for operating capital to be used to increase our vehicle inventory for Signature Auto and to pay down our current debts for rent, wages, attorney fees, as well as every day expenses such as telephone service, electricity, transfer agent fees, and office supplies. At the present time we do not have access to adequate funding.

         We anticipate having continued significant operating losses for the next eighteen months. We will require approximately $950,000 in funding in the next twelve months to fund operations. The following table illustrates how we would display the $950,000 in funding:

      USE OF PROCEEDS:                         AMOUNT
      -------------------------------------------------------------
      Business Development                             $   300,000
      Infrastructure and Improvements                      100,000
      Operating Capital
        Payment of Debts                                   100,000
        Increase Vehicle Inventory                         100,000
        Other Operating Expense                            350,000
                                                       -----------
      Total                                            $   950,000
                                                       ===========

         Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either the option of debt or equity financing or a combination of both in order to raise sufficient capital in order to meet our financial requirements over the next twelve months and to fund our business plan. There is no assurance that we will be successful in raising additional funds. At this present time, our only definite plan regarding the pursuit of any form of financing is that of the Equity Distribution Agreement with Katalyst Capital Group, Ltd.

         We intend to use the advances under the Equity Distribution Agreement to assist in the offset of our current cash flow difficulties. However, we must first file, and the SEC must declare effective, a registration statement registering the resale of the registrable securities before an advance can be made. Also, if we fail for any reason to repay any of the above loans on a timely basis, then we may have to curtail our business sharply or cease operations altogether.

         As of December 31, 2004, we owed our sole officer and director, Stephen Carnes, $28,033 for working capital advances and expenses paid on our behalf. The obligation does not carry an interest rate and is due on demand. During the three months ended March 31, 2005, the sole officer and director advanced us an additional $4,000 and paid expenses on our behalf totaling $15,045.

         During 2004, Edward Miers, a shareholder, loaned us $28,210 in exchange for a promissory note. The note carries an eight percent interest rate and matured on December 31, 2004. We repaid $13,275 toward the note as of March 31, 2005. Accrued interest expense on the note totaled $2,387 at September 30, 2005. This note was retired and a new note was issued on September 22, 2005 to cure our default on this note. The new note is unsecured.


         During the fiscal year ending December 31, 2004, we received $67,968 net cash provided by financing activities from the issuance of notes payable and officer advances. Net cash used in operating activities totaled $158,732. The resultant overall net decrease in cash for the period was $90,764; where the beginning balance for the period was $101,513, the resultant balance cash balance at the end of the period was $10,749.


         During the fiscal year ending December 31, 2003, we received $223,000 net cash provided by financing activities from the sale of common stock. Net cash used in operating activities totaled $135,790. The resultant overall net increase in cash for the period was $87,210; where the beginning balance for the period was $14,303, the resultant cash balance at the end of the period is $101,513.

         A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

         Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of servicing or licensing fees, and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

         We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                             DESCRIPTION OF BUSINESS

Overview

         Signature Leisure, Inc. was incorporated in the State of Colorado on March 15, 2000 as JDLPhotos.com, Inc. Through January 20, 2003, JDLPhotos.com, Inc. was located in Longmont, Colorado and was a retailer of matted and framed photographs. Due to the continuing losses from operations and the increasing expense related to the public entity, a new management and business opportunities were sought. On January 20, 2003, we transferred its business back to James DeLutes, its majority shareholder and underwent a change of control. As a result of this transfer and the change in control, we became a public shell.

         In February of 2003, we changed our name from JDLPhotos.com, Inc. to Valde Connections, Inc. We began pursuing a business strategy of identifying profitable clinical day spa and salons for potential acquisitions, as well as considering future company growth through building new facilities in selected locations. In August of 2003 we changed our name to Signature Leisure, Inc., to more closely relate with our business direction.


         In February 2004, we completed the registration process to become buyers and sellers of vehicles at five Central Florida vehicle auction facilities. We also announced the receipt of a line of credit from Automotive Finance Corporation, an Allete Company. We began participating in automobile auctions and the establishment of an inventory. We sold our first six vehicles during the week of March 8th, 2004. Signature Leisure, Inc., d.b.a. Signature Auto, operated Signature Auto as a pre-owned automobile dealership at 1111 N. Orlando Avenue, Winter Park, Florida 32789.

         The hurricanes that hit Central Florida in August and September 2004 severely damaged our offices and auto sales facility located at 1111 N. Orlando Ave, Winter Park, FL 32789 to a level of destruction that Signature Leisure and the facility's landlord agreed to have the lease terminate early, ending on September 30, 2004. Subsequently, we relocated to office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751, which is presently being provided to us at no cost by Renovo Holdings. The CEO of Renovo Holdings is Stephen Carnes, the CEO of Signature Leisure, Inc. The facility is approximately 3,600 sq. ft.


         On February 15, 2005, we acquired certain assets from Parker Productions, a sole proprietorship operating in the State of Florida. Parker's operations consisted of modeling and event staffing services.

         During February 2005, Signature Leisure incorporated a new company with the name Parker Productions, Inc. Parker Productions, Inc. is a wholly-owned subsidiary of Signature Leisure. Following Signature Leisure's acquisition of Parker Production's assets, Signature Leisure placed the assets in Parker Productions, Inc.


         On July 21, 2005 Signature Leisure, Inc. formally incorporated E Cubed Technologies, Inc. in the state of Florida in order to better organize and market its network and technology services offerings. This line of business has currently generated six clients. E Cubed Technologies, Inc. is an authorized dealer DocSTAR, a document imaging solutions company with whom we are currently partnered.

         On July 23, 2005 Signature Leisure, doing business as Signature Auto, began rebuilding the inventory of motor vehicles to offer for sale as wholesale and retail product. As of January, 2006, we had 8 vehicles in inventory and we have closed sales on 16 vehicles.


         We presently have five primary independent contractors. Ed Miers assists us with corporate strategy and evaluation. Additionally, Mr. Miers provides consulting services for Signature Auto's operations. Matt Lettau assists with both sales and operations for all three business units. Andra Espinoza assists us with corporate strategy and evaluation. Robert Thomas assists E Cubed Technologies with sales and marketing. Joseph Barrett assists Signature Auto with operations and sales. Parker Productions, Inc. maintains a large list of independent contractors for use at tradeshows and promotional events, these contractors used on a random basis wholly dependent upon client need. All independent contractors are contracted on an "as needed" basis.

         Business Of Issuer

         The current business of Signature Leisure includes the operations of E Cubed Technologies, Inc., a network and technologies service company; Parker Productions, Inc., a modeling and event staffing business; and Signature Auto, an independent dealer in motor vehicles. The focus of operations for the next 12-month period will be the operations of E Cubed Technologies, Parker Productions and Signature auto as a currently functioning operating units expected to generate revenues. Signature Leisure, Inc. expects to use profits from each operating units' operations to maintain and grow the operations of each operating unit. Management has begun rebuilding the auto sales business; however additional working capital will be required in order to fully ramp up operations of auto sales. Parker Productions operations are being developed as a modeling and event staffing business. The individual models and staff that we provide to our clients operate as independent contractors. E Cubed Technologies operations are being developed as a network and technologies service company. Presently, sales revenues from the operations of all three operating units are very limited, though we continue to work on building the list of clients for all three operating units.

         Signature Auto - The automotive dealership is presently operating on funds from credit lines established from MAFS and AFC in addition to a loan of $35,000 from an officer of the company. Our management desires to have the dealership achieve growth to a level of possessing $250,000 in company owned inventory (as opposed to financed inventory). In order to achieve this goal, we will need to have access to adequate funding.

         E Cubed Technologies, Inc. - We have already entered the initial stage of the development of E Cubed Technologies being the initial investment and training related to identified product offerings. We estimate that we are approximately forty-five days from the completion of this step. The second phase, roll out of marketing and sales campaign, is in the initial planning stages. We believe this process will take approximately ninety days to reach satisfactory performance of operation and will require an estimated $20,000 of development capital. The first two stages are ongoing processes that do not necessarily end with the beginning of a new phase as we intend to constantly enter into marketing and directives geared for new verticals, which will require us to adapt and generate new marketing avenues as well as garner knowledge of new client business models and systems. The third phase, expansion of existing business, will be undertaken once suitable business operations are reached. This will encompass undertaking more aggressive advertising campaign strategies, evaluation of future expansion to new vertical markets, potential partnership with new vendors and service providers, expansion of sales and service personnel, and furthering internal infrastructure. An estimated $50,000 would be necessary to ideally implement phase three elements under anticipated business conditions and we forecast an estimated nine months to fully implement this phase.

         Parker Productions, Inc. - Parker Productions, Inc. is presently operating as a modeling and event staffing business. We require $75,000 in order for Parker Productions to achieve growth over the next twelve months. The funds would be used as follows: $35,000 for a full time event coordinator, $15,000 for a part-time event assistant and $25,000 for a marketing budget. The event coordinator and assistant would provide Parker Productions with the flexibility and focus to expand business with our current client list. Additionally, the marketing budget will be used to enhance visibility and name recognition in the Central Florida marketplace in an effort to expand our portfolio of clients.


         Parker Productions generates revenues by contracting models and event staff for client companies and organizations to utilize for special events and promotions. Some projects get billed as a flat fee for the entire promotional project; however, the majorities are single event contracts which we charge the client a premium rate per hour for the contracted staff.

         The cost of contracted services for the three month period in question was 236% of revenue for that period due to the fact that we were paid up front the prior quarter for services rendered during the subsequent periods. The client prepaid the project and the costs were incurred over the course of several months to follow.

         We do not expect the disproportionate cost and profit to continue as we have not entered into, nor prospected any, new client jobs of that nature.


Competitive Business Conditions

         Signature Auto - Car Dealership

         We operate in a very competitive local market. Within the pre-owned vehicle sales marketplace there are three distinct categories of dealerships. The first is the franchise dealer, which is a dealership that sells pre-owned vehicles in addition to new cars and the business is operated under a franchise from a major manufacturer such as Chrysler, Ford, Chevrolet, Toyota or Nissan. The second category is that of the major regional or nationwide pre-owned vehicle dealer, such as a Carmax as well as Budget Auto Sales. The third category is the independent retailer, which typically consists of a single location, and it is within this third category that we compete. Our competitors include such dealerships as Contemporary Cars Incorporated and MacKey Auto Broker, both local and independently pre-owned dealers.

         This is a highly competitive business, and we expect competition to increase in the future. Increased competition could result in:

      o     price reductions, decreased revenue and lower profit margins;

      o     inability to gain market share;

      o     loss of market share once, and if gained; and

      o     increased marketing expenditureships.

         Parker Productions - Modeling and Event Staffing Business

         The modeling and event staffing business is another industry characterized by intense competition. Our main competition in the region is Axis Talent and Promotions. Competition is intense and we expect it to increase. Increased competition could result in:

      o     price reductions, decreased revenue and lower profit margins;

      o     inability to gain market share;

      o     loss of market share once, and if gained; and

      o     increased marketing expenditures.

         As a result of our competition targeting our same market; individuals and corporate entities interested in our modeling and event staffing services, we will only be able to distinguish our services as the result of our advertising programs and ultimately quality and efficiency of service. Our goal is to determine methods by which we can maximize contacts with national clients. We do not anticipate distinguishing our services from other like services available in the market in the near future.

         E Cubed Technologies - Networked Technology Services

         E Cubed Technologies focuses on maintaining evaluating our clients and helping them to acquire, configure, and maintain systems that we believe make sense in their business environments. We also target clients in vertical markets which have been identified, either through direct experience or survey data, as ideal candidates for such services and products. The competitors for E Cubed Technologies include: hardware focused dealers; storefront computer resellers, chain stores and computer super stores which include major chains such as CompUSA and Best Buy. Our average competitor has more than 10,000 square feet of space and usually offers walk-in service.

Consultants/Employees

         Signature Leisure currently utilizes six consultant/employees, in addition to our sole officer and director Mr. Carnes, for operations in our business segments. Additional services required for our operations are provided by subcontractors engaged as required.

Signature Leisure, Inc. (Parent)
- Cynthia Wainwright, Administrative Assistant
- Evan Weybright, V.P. Operations
- Andrea Espinoza, Operations Assistant
- Ed Miers, Special Advisor
Parker Productions (event staffing)
- Matt Lettau, Operations Coordinator
- Evan Weybright, Operations Coordinator
- Andrea Espinoza, Operations Coordinator
Signature Auto (auto sales)
- Joe Barrett, Operations Manager
- Matt Lettau, Operations Coordinator

E Cubed Technologies (information technology services)
- Evan Weybright, Operations Director
- Matt Lettau, Sales Director

Marketing

         Signature Auto


         In July 2005 we hired Joseph Barnett, our operations manager for Signature Auto. Mr. Barnett has approximately 12 years of auto sales experience and brings numerous client contacts to assist us in building our list of customers for Signature Auto. No formal direct marketing program has been initiated by the Company. The Company does not intend to spend resources to purchase customer lists.

         E Cubed

         Matt Lettau, our operations coordinator, performs cold call prospecting of potential clients in our general geographic area. No advertising campaigns are anticipated or planned.


         Parker Productions

         Parker Productions utilizes a continually adaptive sales and marketing model to attract clients from the highest potential income segments. An attractive, flexible, and client goal tailored program allows us to market ourselves to any business category in any area.

         We currently focus on business segments, whose needs generally match our offerings, outlining several benefits to potential clients including fiscal and time efficiencies as well as more effective exposure and campaign results

         We believe clients rarely compare promotional groups directly, looking for two, or more, possible providers of a proposed project or job. We believe they typically follow word-of-mouth recommendations, rather than selecting from a menu of possible providers.


         To increase list of clients, Parker Productions manages a lead generation program. This lead generation program is maintained by Evan Weybright, Vice President of Operations, through a network that consists of referrals to Parker Productions made by the Orlando Convention and Visitors Bureau.


         E Cubed Technologies

         The ideal target E Cubed Technologies customer is a small business with five to twenty-five employees using network and computer based applications. We believe that this type of entity will generally have a small number of decision makers and are very cost and customer service conscious. We believe that the particular advantage of this customer is the fact that most small business owners and decision makers know and align themselves with other small business owners and decision makers. We believe that this presents us with an ideal scenario for word of mouth marketing. We will focus most of our marketing efforts on personal contacts and leads generated through one of various sources which we believe will pre-qualify clients, have a general understanding of the needs and products, and be able to make a direct reference and introduction for us to the client, usually through an existing business relationship in another arena.

Government Regulation

         We are not aware of any government regulations that we need to comply with in order to operate our businesses.

                                   MANAGEMENT

Officers And Directors

         The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.


         As of February 13, 2006, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name of Director/Executive Officer         Age           Position                           Period Served
----------------------------------         ---           --------                           -------------
Stephen W. Carnes                          42            President and Sole Director        January 20, 2003 to present



         Set forth below is a brief description of the background and business experience of each of our executive officers:


         STEPHEN CARNES, age 42 is President and Sole Director since January 20, 2003. Since January 2003 to the present, Mr. Carnes has also served as President and CEO of Renovo Holdings, which is a publicly traded company on the Over-the-Counter Bulletin Board under the symbol RNVO. Renovo Holdings is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. From January 2000 to January 2003, he founded and co-owned a private public relations firm that assisted companies with marketing and public relations. Prior to that, Mr. Carnes had been Self-employed as an independent manufacturers representative acting as an outside sales representative for various companies. Mr. Carnes has received a B.S. degree in Business Administration from Indiana University at Fort Wayne, Indiana.

         The directors shall be elected at an annual meeting of the stockholders and except as otherwise provided within the Bylaws of Signature Leisure, Inc., as pertaining to vacancies, shall hold office until his successor is elected and qualified. All Directors serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors.


Committees Of The Board of Directors

         Currently, Signature Leisure does not have any executive or standing committees of the board of directors.

Family Relationships

         There are no familial relationships among the officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Involvement In Certain Legal Proceedings

         The directors of Signature Leisure are aware of no petitions or receivership actions having been filed or court appointed as to the business activities, officers, directors, or key personnel of Signature Leisure.

         None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

         (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee And Financial Expert

         We do not have an audit committee. Stephen W. Carnes performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document. We currently do not generate sufficient revenue to hire a financial expert for an audit committee.

Code Of Ethics

         On June 6, 2005, our board of directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics was filed with the SEC as an exhibit to our registration statement filed on July 13, 2005.

Executive Compensation


         The following table sets forth, for the fiscal year ended December 31, 2005, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the "Named Executive Officers"), with respect to services rendered by such persons to Signature Leisure and its subsidiaries.


                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation                    Awards      Payouts
                                               -------------------                    ------      -------
                                                                                    Securities
                                                                                    Underlying
                                                         Other Annual   Restricted   Options/                  All Other
                                  Salary      Bonus      Compensation    Award(s)      SARs     LTIP Payouts Compensation

Position            Year           ($)         ($)           ($)           ($)          (#)         ($)           ($)
--------            ----           ---         ---           ---           ---          ---         ---           ---
Stephen W. Carnes*  2005           $250,000           0               0           0            0           0              0
President and       2004            250,000           0           8,400           0            0           0        750,000
Director            2003            125,000           0           4,200           0            0           0         10,800

Notes:

*Stephen W. Carnes is the sole officer and director of Signature Leisure, Inc.

On January 20, 2003, we issued 27,000 shares of common stock to Mr. Stephen W. Carnes as consideration for his serving on the Board of Directors, assuming the liability of being an officer and director of a publicly trading and reporting company, his business expertise and his business leadership. On the transaction date, the Company's common stock had no reliable market value. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the Board of Directors at $.01 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized for the year ended December 31, 2003.



Commencing July 1, 2003, we began accruing an annual salary of $250,000 for its sole officer and director based on an employment agreement executed during the three months ended September 30, 2003. In addition, under the terms of the employment agreement, the sole officer and director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of December 31, 2004, the sole officer and director had not received any payments toward the auto allowance. The balance owed at December 31, 2004 for the auto allowance totaled $12,600 ($8,400 accrued in fiscal year 2004 and $4,200 accrued in fiscal year 2003).

The sole officer and director was given the opportunity to earn a bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000, and (2) the opening or acquisition of our first business unit. During 2003, the sole officer and director raised $250,000 through the sale of our common stock and in 2004, the sole officer and director opened our first business unit (Signature Auto). As a result, we accrued $750,000 in officer compensation to recognize the bonus earned by the sole officer and director during the year ended December 31, 2004. In February 2005, the sole officer and director also earned a $150,000 bonus for initiating our Parker Productions, Inc. operations.


During October 2004, the sole officer and director approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of the sole officer and director's accrued compensation. On the date of issuance, our common stock had a traded market value of approximately $.08. Our sole officer and director valued the stock issuance at $.06 per share (a 25% discount from the traded market value).

Of the total $450,000 in stock issued to the sole officer and director, $375,000 was allocated to the sole officer and director's accrued salary, which reduced the salary accrual to $-0- as of December 31, 2004. The remaining $75,000 was allocated to the sole officer and director's $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004. As of March 31, 2005, accrued salaries and bonuses of the sole officer and director totaled $62,500 and $825,000, respectively.


On April 28, 2005, our sole officer and director approved the issuance of 40,000,000 shares of our restricted common stock as payment of $600,000 of the sole officer and director's accrued compensation. On the date of issuance, our common stock had a traded market value of approximately $.03. Our sole officer and director valued the stock issuance at $.015 per share (a 25% discount from the traded market value).

As of September 30, 2005, accrued salaries and bonuses of the sole officer and director totaled $187,500 and $225,000 respectively.

As of December 31, 2005, Signature Leisure had no group life, health, hospitalization, medical reimbursement or relocation plans in effect. Further, we have no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control.



Compensation Of Directors

         We do not pay members of our Board of Directors any fees for attendance or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

Employment Agreements

         On September 3, 2003, we executed an Employment Agreement with Stephen Carnes. Under the terms of the Agreement, the president is to receive a salary of $250,000 per year and an automobile allowance of $700 per month. In addition, the president has the opportunity to earn the following bonuses:

         (a) A bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000 for Signature Leisure, and (2) the opening or acquisition of our first business unit.

         (b) A bonus of $150,000 for each additional merger and/or acquisition and/or business unit start-up brought to Signature Leisure.

         Eligible bonuses will be triggered upon the merger and/or acquisition and/or business start-up. Such bonus "triggering events" are not dependent upon a minimum value of the merger, acquisition or start-up; and the potential exists for the bonus paid to be an amount greater than the value at closing of the merger, acquisition or start-up.

         The following are acquisitions and business unit start-up operations for which Mr. Carnes has qualified for a bonus pursuant to the terms of his employment agreement:

         Parker Productions. Signature Leisure purchased the assets of Parker Productions. These assets were purchased for a price of $20,000.

         E Cubed Technologies. E Cubed was a start-up corporation that Mr. Carnes incorporated and organized as a subsidiary of Signature Leisure.

         Signature Auto. Signature Auto is registered in the State of Florida. Mr. Carnes operates the car dealership business for Signature Leisure under the d/b/a Signature Auto. Mr. Carnes is responsible for developing this business on behalf of Signature Leisure.


                             DESCRIPTION OF PROPERTY

      Signature Leisure, Inc. has office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751. These facilities are presently being provided to Signature Leisure by Renovo Holdings. The Chief Executive Officer of Renovo Holdings is Stephen Carnes, the Chief Executive Officer of Signature Leisure. The facility is approximately 3,600 sq. ft. Currently, we lease this office space on a month-to-month basis for $3,049.50 per month. Management believes these facilities are sufficient for our current operations.


                                LEGAL PROCEEDINGS

      There are no pending legal proceedings involving Signature Leisure.

                             PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management


         The table below sets forth information with respect to the beneficial ownership of our common stock as of February 13, 2006 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock;
(ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.






                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             Name and Address                Amount and Nature of Beneficial            Percentage
Title of Class              of Beneficial Owner                         Ownership                     of Class(1) (2)
--------------              -------------------                         ---------                     ---------------
                 Stephen W. Carnes                                         48,041,999                        48.5%
                 4185 W. Lake Mary Blvd. #137
                 Lake Mary, Florida


                        SECURITY OWNERSHIP OF MANAGEMENT
                             Name and address                Amount and Nature of Beneficial            Percentage
Title of Class              of Beneficial Owner                         Ownership                      of Class (1)
--------------              -------------------                         ---------                      ------------
                 Stephen W. Carnes                                         48,041,999                        48.5%
                 4185 W. Lake Mary Blvd. #137
                 Lake Mary, Florida

                 All Officers and Directors as a Group                     48,041,999                        48.5%

(1)      Less than 1%.

(2) Applicable percentage of ownership is based on 98,995,414 shares of common stock outstanding as of February 13, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 2004, Renovo Holdings, an affiliate under common control, began contributing office space to us on a month-to-month basis. During the three months ended March 31, 2005, the affiliate contributed office space valued at $1,271 based on the affiliate's rent payments and the percentage office space we utilized.

Working Capital Advances


         During the year ended December 31, 2004, Signature Leisure owed its sole officer and director, Stephen Carnes, $28,033 for working capital advances and expenses paid on our behalf. The advances do not carry an interest rate and are due on demand. During the year ended December 31, 2005, Mr. Carnes advanced us an additional $4,000 and paid expenses on our behalf totaling $15,045. As of December 31, 2005, the balance owed the sole officer and director of $124,369 is included in the accompanying financial statements as "Indebtedness to related parties". As of December 31, 2005, we owe Mr. Carnes a car allowance of $21,700.


Note Payable

         During March 2004, Mr. Edward Miers, a shareholder, loaned us $28,210 in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2004. Signature Leisure repaid $13,275 toward the note as of March 31, 2005. Accrued interest expense on the note totaled $1,859 at March 31, 2005. The note was retired and a new note was executed in September 2005 to cure the default of our obligation. The new note has the same terms as the previous note except that the new note expires April 1, 2006. Management believes this note contains terms that are comparable to terms we could have received from an unaffiliated party.

Accrued Compensation And Common Stock

         Commencing July 1, 2003, we began accruing an annual salary of $250,000 for Stephen Carnes, our sole officer and director based on an employment agreement executed in 2003. In addition, under the terms of the employment agreement, the sole officer and director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of June 30, 2005, the sole officer and director had not received any payments toward the auto allowance. The balance owed at June 30, 2005 for the auto allowance totaled $16,800, which is included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

         Pursuant to the terms of the employment agreement, the sole officer and director earned a $750,000 bonus for the successful completion of (1) raising a minimum of $200,000 for us, and (2) the opening or acquisition of the Company's first business unit (Signature Auto). We accrued $750,000 in officer compensation to recognize the bonus earned by the sole officer and director during the year ended December 31, 2004. In February 2005, Mr. Carnes also earned a $150,000 bonus for initiating Parker Productions, operations.


         During October 2004, Mr. Carnes approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of the sole officer and director's accrued compensation. The stock was issued at a 25% discount to the market price. Of the total $450,000 in stock issued to the sole officer and director, $375,000 was allocated to the sole officer and director's salary accrued through December 31, 2004. The remaining $75,000 was allocated to the sole officer and director's $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004.

         On April 28, 2005, we issued Mr. Carnes 40,000,000 shares of common stock for a $300,000 payment of his salary. The stock was issued to Mr. Carnes at a 25% discount to the market price.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         (a)      Market Information

         Signature Leisure's common stock is listed on the NASDAQ Bulletin Board under the symbol "SGLS". Previously, the common stock was listed under the symbol "VLDE" (effective February 14, 2003). Prior to that, the common stock was listed under the symbol "JDLP" (effective May 24, 2002). The quotations provided are for the over the counter market which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ
Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


          YEAR 2004                                 High Bid          Low Bid
          ---------                                 --------          -------
          Quarter Ended March 31, 2004               $0.060            $0.014
          Quarter Ended June 30, 2004                $0.018            $0.005
          Quarter Ended September 30, 2004           $0.006            $0.002
          Quarter Ended December 31, 2004            $0.017            $0.002
          YEAR 2005                                 High Bid          Low Bid
          ---------                                 --------          -------
          Quarter Ended March 31, 2005               $0.175            $0.055
          Quarter Ended  June 30, 2005               $0.065            $0.027
          Quarter Ended September 30, 2005           $0.053            $0.013
          Quarter Ended December 31, 2005            $0.144            $0.015
          YEAR 2006                                 High Bid          Low Bid
          ---------                                 --------          -------
          January 18, 2006                          $0.0112            $0.063


         (b)      Holders Of Common Stock


         As of February 13, 2006, we had approximately 63 shareholders of our common stock and 98,995,414 shares of our common stock were issued and outstanding.


         (c)      Dividend

         We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by the Board of Directors. The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

(d)      Equity Compensation Plan

                                                                                                       Number of securities
                                                 Number of securities to                               available for future
                                                 be issued upon exercise       Weighted-average        issuance under equity
                                                 of outstanding options,      exercise price of         compensation plans
                                                         warrants            outstanding options,      (excluding securities
                                                        and rights           warrants and rights      shown in first column)
                                                        ----------           -------------------      ----------------------
Plan Category
Equity compensation plans approved by
shareholders                                                    0                     $0.0                              0
Equity compensation plans not approved by
shareholders (1)(2)                                             0                     $0.0                     18,545,550
                                                                0                     $0.0                     18,545,550

(1) Consists of shares of our common stock issued or remaining available for issuance under our stock option plan.

(2) Consists of shares of our common stock registered on form S-8, as amended, filed April 27, 2005.

                            DESCRIPTION OF SECURITIES

General


      Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, $0.01 par value per share. As of February 13, 2006, there were 98,995,414 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock but to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws. On January 18, 2005 Signature Leisure's shareholders approved a 40 to 1 reverse split of its outstanding common stock. The split was declared effective February 4, 2005. The split reduced the number of outstanding common stock from 449,815,190 to 11,245,380.


Common Stock

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock


            We have 10,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of February 13, 2006, none of our preferred shares were outstanding.


Limitation Of Liability:  Indemnification

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Signature Leisure. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Signature Leisure pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

         Authorized And Unissued Stock

         The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Signature Leisure that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Signature Leisure's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Signature Leisure by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no changes or disagreements with our accountants.

                                     EXPERTS

         The consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Cordovano and Honeck, LLP, respectively, as stated in their independent auditors' reports appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon their reports, given upon their authority as experts in accounting and auditing.

Transfer Agent

         The transfer agent for our common stock is Corporate Stock Transfer. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Their telephone number is (303) 282-4800.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart Nicholson Graham LLP will pass upon the validity of the shares of common stock offered hereby. Kirkpatrick & Lockhart Nicholson Graham LLP is located at 201 South Biscayne Boulevard, Miami Center, Suite 2000, Miami, Florida 33131.

                           HOW TO GET MORE INFORMATION


         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Signature Leisure and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Signature Leisure with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Signature Leisure which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                                       Page
FINANCIAL REPORT FOR THE THREE MONTHS AND FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
-------------------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)..............................                 F-1
Condensed Consolidated Statements of Operations, for the three months and nine months                                   F-2
ended September 30, 2005 and 2004 (unaudited)..........................................................
Condensed Consolidated Statement of Changes in Shareholders' Deficit                                                    F-3
as of September 30, 2005 (unaudited)...................................................................
Condensed Consolidated Statements of Cash Flows,                                                                        F-4
for the nine months ended September 30, 2005 and 2004 (unaudited)......................................
Notes to Condensed Consolidated Financial Statements...................................................                 F-5

FINANCIAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003
---------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm................................................                 F-9

Balance Sheet for the Year Ended December 31, 2004.....................................................                F-10
Statements of Operations for the Year Ended December 31, 2004 and 2003.................................                F-11
Statement of Changes In Shareholders' Deficit for the Year Ended December 31, 2004 and 2003............                F-12
Statements of Cash Flows for the Year Ended December 31, 2004 and 2003.................................                F-13
Notes to Financial Statements..........................................................................                F-14

                             SIGNATURE LEISURE, INC.
                      Condensed Consolidated Balance Sheet
                               September 30, 2005
                                   (Unaudited)


                                                  Assets

Current assets:
  Cash                                                                                                           $   13,737
  Inventory                                                                                                          36,107
                                                                                                                 -----------
    Total current assets                                                                                             49,844

Equipment, net                                                                                                        3,458

Intangible assets (Note 7):
  Website, net                                                                                                        7,917
  Contact list, net                                                                                                   7.917
                                                                                                                 ----------
                                                                                                                 $   69,136
                                                                                                                 ==========

                                  Liabilities and Shareholders' Deficit


Liabilities:
  Accounts payable                                                                                               $   14,500
  Accrued liabilities                                                                                                 2,276
  Indebtedness to related parties (Notes 2 and 4)                                                                   596,760
  Notes payable (Note 4)                                                                                             65,000
  Accrued interest payable (Notes 2 and 4)                                                                            5,777
                                                                                                                 ----------
    Total current liabilities                                                                                       684,313
                                                                                                                 ==========


Shareholders' deficit (Note 6):
  Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding                        -
  Common stock, $.0001 par value; 500,000,000 shares authorized, 80,449,864 shares issued and outstanding             8,045
  Additional paid-in capital                                                                                      3,901,036
  Retained deficit                                                                                              (4,524,258)
                                                                                                                 ----------
    Total shareholders' deficit                                                                                   (615,177)
                                                                                                                 ==========
    Total liabilities and shareholders' deficit                                                                  $   69,136
                                                                                                                 ==========


     See accompanying notes to condensed consolidated financial statements.

                             SIGNATURE LEISURE, INC.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                               For The Three Months                For the Nine Months
                                                               Ended September 30,                 Ended September 30,
                                                               -------------------                 -------------------
                                                              2005              2004             2005              2004
                                                              ----              ----             ----              ----
Revenue:
  Vehicle sales                                           $     23,575      $     15,402      $     23,575      $    191,449
  Event service revenues                                         3,186               -              26,970               -
  Information service revenues                                     912               -                 912               -
                                                            ----------        ----------        ----------        ----------
    Total revenue                                               27,673            15,402            51,457           191,449


Operating expenses:
Cost of sales:
  Vehicles                                                      21,480            12,801            21,480           199,442
  Event services                                                 7,531               -              15,736               -
  Information services                                             692               -                 692               -

Stock based compensation (Note 6):
  Legal services                                                   -                 -              84,000           324,100
  Other business consulting                                    155,214               -             625,139               -
  Commitment fee                                                   -                 -              15,000               -
  Contributed rent (Note 2)                                        -                 -               1,694               -
  General and administrative                                   123,545            83,546           462,467           307,375
                                                            ----------        ----------        ----------        ----------
  Operating expenses                                           308,462            96,347         1,226,208           830,917
                                                            ----------        ----------        ----------        ----------
  Operating loss                                              (280,789)          (80,945)       (1,174,751)         (639,468)

Interest expense:                                               (1,599)             (564)           (4,058)           (1,693)
                                                            ----------        ----------        ----------        ----------
  Loss before income taxes                                    (282,388)          (81,509)       (1,178,809)         (641,161)
  Provision for income taxes (Note 5)                              -                 -                 -                 -
                                                            ----------        ----------        ----------        ----------
  Net loss                                                $   (282,388)     $    (81,509)     $ (1,178,809)     $   (641,161)
                                                            ----------        ----------        ----------        ----------
Weighted average loss per share:
   Basic and diluted loss per share                       $      (0.00)     $      (0.00)     $      (0.02)     $      (0.01)
                                                            ----------        ----------        ----------        ----------
   Weighted average number of shares of common shares
     outstanding                                            71,106,080        46,565,190        47,518,148        45,530,079
                                                            ==========        ==========        ==========        ==========

     See accompanying notes to condensed consolidated financial statements.

                             SIGNATURE LEISURE, INC.
      Condensed Consolidated Statements of Changes in Shareholder's Deficit
                                   (Unaudited)

                                                          Common Stock      Additional
                                            Shares          Par Value     Paid-In Capital  Retained Deficit      Total
                                            ------          ---------     ---------------  ----------------      -----
Balance, January 1, 2005                     10,439,164       $    1,044      $ 2,574,204     $ (3,345,449)     $ (770,201)

Common stock issued in exchange for
   legal and consulting services, and
   commitment fees (Note 6)                  30,010,700            3,001          729,138                           732,139
Officer compensation (Notes 2
   and 6)                                    40,000,000            4,000          596,000                           600,000
Office space contributed by an
   affiliate (Note 2)                                 -                -            1,694                             1,694
Net loss                                                                                        (1,178,809)     (1,178,809)

Balance, June 30, 2005                       80,449,864       $    8,045      $ 3,901,036     $ (4,524,258)     $ (615,177)

     See accompanying notes to condensed consolidated financial statements.

                             SIGNATURE LEISURE, INC.
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                            For the Nine Months Ended
                                                                  September 30,
                                                             2005              2004
                                                             ----              ----
Net cash used in operating activities                      $ (84,551)     $(118,901)
                                                           ---------      ---------
Cash flows from investing activities:
  Purchase of equipment                                       (3,823)             -
                                                           ---------      ---------
  Net cash used in investing activities                       (3,823)             -
                                                           ---------      ---------

Cash flows from financing activities:
  Proceeds from issuance of note payable (Note 4)             40,000            -
  Proceeds from related party advances (Note 2)               51,362         10,000
  Repayment of related party advances                              -         (5,857)
  Proceeds from notes issued to related party (Note 2)             -         28,210
                                                           ---------      ---------
  Net cash provided by financing activities                $  91,362      $  32,353
                                                           =========      =========

Net increase (decrease) in cash                                2,988        (86,548)
Cash at beginning of period                                   10,749        101,513
                                                           ---------      ---------
Cash at end of period                                      $  13,737      $  14,965
                                                           =========      =========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
  Interest                                                 $       -      $     565
                                                           =========      =========
  Income taxes                                             $       -      $       -
                                                           =========      =========

     See accompanying notes to condensed consolidated financial statements.

                             SIGNATURE LEISURE, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 1 - Basis of Presentation

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements for the year ended December 31, 2004, notes and accounting policies thereto included in the Company's Annual Report on Form 10-KSB as filed with the SEC.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

In February 2005, the Company incorporated a wholly owned subsidiary, Parker Productions, Inc. (see Note 7). In July 2005, the Company incorporated a wholly owned subsidiary, E Cubed Technologies, Inc. (see Note 8).

Principles of Consolidation

The accompanying condensed consolidated financial statements include the activities of Signature Leisure, Inc. and its wholly owned subsidiaries, Parker Productions, Inc and E Cubed Technologies, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 2 - Related Party Transactions

Working capital advances

As of December 31, 2004, the Company owed its sole officer and director $28,033 for working capital advances and expenses paid on behalf of the Company. The obligation does not carry an interest rate and is due on demand. During the nine months ended September 30, 2005, the sole officer and director advanced the Company $51,362 and paid expenses on behalf of the Company totaling $41,725. As of September 30, 2005, the balance owed the sole officer and director of $121,120 is included in the accompanying financial statements as "Indebtedness to related parties".

Note payable

During 2004, a shareholder loaned the Company $28,210 in exchange for a promissory note bearing an eight percent interest rate. The note matured on December 31, 2004 and was in default until September 22, 2005 when the maturity date was extended until April 1, 2006. The Company has repaid $13,275 toward the note as of September 30, 2005. Accrued interest expense on the note totaled $2,387 at September 30, 2005. The remaining principal and accrued interest balances of $17,322 are included in the accompanying financial statements as "Indebtedness to related parties".

Accrued compensation and common stock

Commencing July 1, 2003, the Company began accruing an annual salary of $250,000 for its sole officer and director based on an employment agreement executed in 2003. In addition, under the terms of the employment agreement, the sole officer and director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of September 30, 2005, the sole officer and director had not received any payments toward the auto allowance. The balance owed at September 30, 2005 for the auto allowance totaled $18,900, which is included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

Pursuant to the terms of the employment agreement, the sole officer and director earned a $750,000 bonus for the successful completion of (1) raising a minimum of $200,000 for the Company, and (2) the opening or acquisition of the Company's first business unit (Signature Auto). The Company accrued $750,000 in officer compensation to recognize the bonus earned by the sole officer and director during the year ended December 31, 2004.

                             SIGNATURE LEISURE, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

In February 2005, the sole officer and director also earned a $150,000 bonus for initiating the Company's Parker Productions, Inc. operations (see Note 7).

During October 2004, the sole officer and director approved the issuance of 7,500,000 shares of the Company's restricted common stock as payment of $450,000 of the sole officer and director's accrued compensation.

Of the total $450,000 in stock issued to the sole officer and director, $375,000 was allocated to the sole officer and director's salary accrued through December 31, 2004. The remaining $75,000 was allocated to the sole officer and director's $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004.

During April 2005, the sole officer and director approved the issuance of 40,000,000 shares of the Company's restricted common stock as payment of $600,000 of the sole officer and director's accrued bonus.

As of September 30, 2005, accrued salaries and bonuses of the sole officer and director totaled $125,000 and $225,000, respectively. These accruals are included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

Contributed rent and services

In December 2004, Renovo Holdings, an affiliate under common control, began contributing office space to the Company on a month-to-month basis. During the nine months ended September 30, 2005, the affiliate contributed office space valued at $1,694 based on the affiliate's rent payments and the percentage of office space utilized by the Company.

Note 3: Vehicle Floor Plans

The Company has established two $50,000 floor plans. No amounts were outstanding at September 30, 2005. These credit lines are approved for financing pre-owned vehicle inventory purchases. One line carries a 4.50% interest rate and the second carries a variable interest rate equal to 3.00% over the prime rate. Advances under the floor plans are payable within 30 days of disbursement and are collateralized by the Company's vehicle inventory and other Company-owned assets.

Note 4 - Note Payable

On December 2, 2004, the Company received proceeds of $25,000 from Katalyst Capital Group, Ltd. ("Katalyst"), an unrelated third party, in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2005.

On February 9, 2005, Katalyst advanced the Company an additional $20,000 in exchange for a second promissory note The note carries an eight percent interest rate and matures on December 31, 2005.

On April 19, 2005, Katalyst advanced the Company an additional $20,000 in exchange for a third promissory note. The note carries an eight percent interest rate and matures on December 31, 2005.

Accrued interest on these notes payable is $3,390 at September 30, 2005.

Note 5 - Income Tax

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in no income taxes.

                             SIGNATURE LEISURE, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 6 - Shareholders' Deficit

Reverse stock split

On January 18, 2005, the Company's sole director and shareholders approved a 40:1 reverse split of its $.0001 par value common stock. The split was declared effective as of February 4, 2005. The effect of the reverse stock split has been retroactively applied to all disclosures in the accompanying condensed consolidated financial statements.

Common stock

Between January 1 and September, 2005, the Company issued 70,010,700 shares of its common stock to consultants and officers in exchange for legal and consulting services, commitment fees, and officer compensation. The transactions were recorded based on the fair value of the services provided, ranging from $.001 to $1.00 per share. Stock-based compensation expense of $724,139 has been recognized in the accompanying condensed consolidated financial statements. Accounts payable was reduced by $8,000 based on common stock issued for services rendered.

Standby Equity Distribution Agreement

During October 2004, the Company entered into a Standby Equity Distribution Agreement (the "Agreement") with Katalyst. Under the terms of the Agreement, Katalyst has committed to purchase up to $5 million of the Company's common stock over the course of 24 months after an effective registration of the Company's common stock. Any purchases are to be issued under the securities laws of the United States under Regulation D. The purchase price has been set at 99% of the market price, which is to be calculated based on the lowest daily volume weighted average price of the stock over the five trading days following the Company's funding request. No shares have been issued under the Agreement through the date of this report. By the terms of this agreement the effective date occurs on the date on which the SEC first declares effective a related registration statement or by mutual written agreement of the parties. Neither of these conditions has occurred.

Note 7: Asset Acquisition

On February 15, 2005, the Company acquired assets from Parker Productions ("Parker"), a sole proprietorship operating in the State of Florida. Parker's operations consisted of modeling and event staffing services. The Company acquired the assets (including the website www.parkerproductions.com, a contact list of models and clients, and use of the name Parker Productions) in exchange for the following:

1. $20,000 cash;

2. A structured agreement to pay 2% of the net profits of the Parker Productions division to Jill Reynolds (former owner of the Parker assets) for as long as the Company operates the Parker Productions division or for a minimum of ten years, whichever period is longer.

3. Ear-marked $20,000 cash as "seed capital" for use within the Parker Productions division.

During February 2005, Signature incorporated a new company with the name Parker Productions, Inc. ("PPI"). PPI is a wholly-owned subsidiary of Signature. Following Signature's acquisition of the Parker assets, Signature placed the assets in PPI.

                             SIGNATURE LEISURE, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

The website and contact list are stated at cost and amortized over an estimated useful life of three years using the straight-line method. Amortization commenced on February 15, 2005 and amortization expense for the nine months ended September 30, 2005 totaled $4,166. Estimated aggregate amortization in future years is as follows:

               Year ended December 31,
------------------------------------------------------

2005                                    $       5,833
2006                                            6,667
2007                                            6,667
2008                                              833

Total                                   $      20,000

Note 8: Formation of E Cubed Technologies, Inc.

In July 2005, E Cubed Technologies, Inc. ("E Cubed") was formed to assume the existing information technology consulting operations of Signature. Additionally, E Cubed is an authorized dealer for a company that provides a document imaging and retrieval solutions through software products that securely scan, store, and retrieve documents.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Signature Leisure, Inc.

We have audited the accompanying balance sheet of Signature Leisure, Inc. as of December 31, 2004, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Leisure, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 2, 8 and 9 to the financial statements, the Company has entered into several transactions with its sole officer and director including, but not limited to, the issuance of 7,500,000 shares of the Company's common stock in exchange for accrued compensation and the approval of a $750,000 bonus under the terms of an employment agreement. Related party transactions are not considered to be arms-length transactions under Generally Accepted Accounting Principles.

Cordovano and Honeck LLP
Denver, Colorado
March 22, 2005

                             SIGNATURE LEISURE, INC.
                                  BALANCE SHEET
                                December 31, 2004


Assets

  Current assets:
    Cash                                                   $         10,749

Liabilities and Shareholders' Deficit

  Current liabilities:
    Accounts payable                                       $         19,162
    Accrued liabilities                                               4,500
    Indebtedness to related parties (Note 2)                        732,128
    Note payable (Note 4)                                            25,000
    Accrued interest payable (note 4)                                   159
                                                                 ----------
      Total current liabilities                                     780,949
                                                                 ----------

  Shareholders' deficit (Note 6):\
    Preferred stock, $.001 par value,
      10,000,000 shares authorized,
      -0- shares issued and outstanding                                   -
    Common stock, $.0001 par value,
      500,000,000 shares authorized,
      10,439,130 shares issued and outstanding                        1,044
    Additional paid-in capital                                    2,574,205
    Retained deficit                                             (3,345,449)
                                                                 ----------
      Total shareholders' deficit                                  (770,200)
                                                                 ----------
                                                           $         10,749
                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                            STATEMENTS OF OPERATIONS

                                                                      For the Year Ended
                                                                          December 31,
                                                                      2004             2003
                                                                      ----             ----
Revenues                                                          $   228,867      $       -
                                                                  -----------      -----------
Operating expenses:
  Cost of goods sold                                                  232,168              -
  Stock-based compensation (Note 6):
    Business plan services                                                -             10,800
    Legal services                                                     40,000           90,000
    Health and fitness consulting                                         -             16,138
    Public relations services                                          65,500          238,692
    Stock options                                                         -            125,000
    Other business consulting                                         608,600          430,240
  Contributed rent and services (Note 2)                                  424          153,285
  General and administrative                                        1,183,019          254,687
                                                                  -----------      -----------

    Operating expenses                                              2,129,711        1,318,842
                                                                  -----------      -----------

    Operating loss                                                 (1,900,844)      (1,318,842)

Interest expense                                                       (1,693)             -
                                                                  -----------      -----------

    Loss before income taxes                                       (1,902,537)      (1,318,842)

Provision for income taxes (Note 5)                                       -                -
                                                                  -----------      -----------

Net loss                                                          $(1,902,537)     $(1,318,842)
                                                                  ===========      ===========

Weighted average loss per share:
    Basic and diluted                                             $     (1.05)     $     (1.48)
                                                                  ===========      ===========

Weighted average number of shares of common stock outstanding     * 1,808,275      *   894,049
                                                                  ===========      ===========

* Restated for 40:1 reverse stock split (see Note 9).

   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                              Common Stock
                                              ------------
                                                                          Additional
                                                                           Paid-in           Retained
                                        Shares          Par Value          Capital            Deficit            Total
                                        ------          ---------          -------            -------            -----
Balance - December 31, 2002               162,750                16           138,663         (124,070)            14,609

Cancellation of common stock held
  by former president and attorney
  (Note 6)                              (151,250)              (15)          (19,594)                 -          (19,609)

Common stock issued to officers in
  exchange for business planning
  services, $.01/share (Note 6)            27,000                 3            10,797                 -            10,800

Common stock dividend, 20:1 (Note
  6)                                      770,000                77              (77)                 -                 -

Common stock sales, less $127,500
  of offering costs (Note 6)               36,808                 4           122,496                 -           122,500

Common stock issued in exchange
  for offering costs (Note 6)              12,500                 1           104,999                 -           105,000

Common stock issued in exchange
  for legal, public relations, and
  consulting services (Note 6)            103,822                10           775,060                 -           775,070

Common stock options granted (Note
  6)                                            -                 -           125,000                 -           125,000

Office space and services
  contributed by an officer (Note
  2)                                            -                 -           153,285                 -           153,285
                                       ----------   ---------------   ---------------    -------------     -------------

Net loss                                        -                 -                 -       (1,318,842)       (1,318,842)

Balance - December 31, 2003               961,630                96         1,410,629       (1,442,912)          (32,187)

Common stock issued in exchange
  for legal, public relations, and
  consulting services (Note 6)          1,977,500               198           713,902                 -           714,100

Common stock issued to an officer
  as payment for accrued salaries
  (Note 2)                              7,500,000               750           449,250                 -           450,000

Office space contributed by an
  affiliate (Note 2)                            -                 -               424                 -               424

Net loss                                        -                 -                 -       (1,902,537)       (1,902,537)
                                       ----------   ---------------   ---------------    -------------     -------------
Balance - December 31, 2004            10,439,130   $         1,044   $     2,574,205    $  (3,345,449)    $    (770,200)
                                       ==========   ===============   ===============    =============     =============

   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                       For the Year Ended
                                                                                          December 31,
                                                                                      2004            2003
                                                                                      ----            ----
Cash Flows from Operating Activities
  Net Loss                                                                         $(1,902,537)   $(1,318,842)
  Transactions not requiring cash:
  Stock-based compensation (Note 6)                                                    714,100        910,870
  Contributed rent and services (Note 2)                                                   424        153,285
    Changes in operating assets and liabilities:
      Inventory and other current assets                                                 5,500         (5,500)
      Accounts payable and other current liabilities                                   140,381         (4,803)
      Related party accruals (Note 2)                                                  883,400        129,200
                                                                                   -----------    -----------
        Net cash used in operating activities                                         (158,732)      (135,790)
                                                                                   -----------    -----------

Cash Flows from Financing Activities
  Proceeds from issuance of note payable to related party (Note 2)                      28,210              -
  Repayment of note payable to related party (Note 2)                                  (13,275)             -
  Proceeds from issuance of note payable, other (Note 4)                                25,000              -
  Proceeds from officer advances (Note 2)                                               33,890              -
  Repayment of officer advances (Note 2)                                                (5,857)             -
  Proceeds from sale of common stock                                                         -        250,000
  Offering costs                                                                             -        (27,000)
                                                                                   -----------    -----------
    Net cash provided by financing activities                                           67,968        223,000
                                                                                   -----------    -----------
    Net change in cash                                                                 (90,764)        87,210

  Cash at beginning of period                                                          101,513         14,303
                                                                                   -----------    -----------
  Cash at end of period                                                            $    10,749    $   101,513
                                                          =                        ===========    ===========

Supplemental disclosure of cash flow information: Cash paid during the year for:
    Interest                                                                       $         -    $         -
                                                          =                        ===========    ===========
    Income Taxes                                                                   $         -    $         -
                                                          =                        ===========    ===========

Non-cash investing and financing transactions:
  Common stock issued as payment for accrued salaries (Note 2)                     $   450,000    $         -
                                                          =                        ===========    ===========
  Asset and stock exchange with former president (Notes 1 and 6)                   $         -    $    19,609
                                                          =                        ===========    ===========
  Common stock issued as payment for offering costs (Note 4)                       $         -    $   105,000
                                                          =                        ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Description of organization

Through January 20, 2003, Signature Leisure, Inc. (referred to as "Signature Leisure" or the "Company") was a retailer of matted and framed photographs located in Longmont, Colorado under the name JDLPhotos.com, Inc. Photographs were sold at art shows and via the Internet. On January 20, 2003, the Company transferred its photography business and substantially all of its assets back to its president (and majority shareholder) in exchange for the cancellation of all of the common stock of the Company held by the president. In addition, 1,250 shares of common stock previously issued to the Company's attorney for services were cancelled. This transaction resulted in a change in control and left the Company as a public shell corporation. Following the change in control, the Company's sole director resolved to alter the Company's business plan. During the year ended December 31, 2004, the Company's business plan has been focused on pre-owned vehicle sales. In February 2005, the Company acquired assets related to modeling and event staffing (see Note 9).

Effective February 10, 2003, the Company changed its name from JDLPhotos.com, Inc. to Valde Connections, Inc. During August 2003, the Company changed its name from Valde Connections, Inc. to Signature Leisure, Inc. The Company's pre-owned vehicle sales operations are conducted under the d/b/a "Signature Auto".

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred significant losses since inception. This factor, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company has limited capital with which to pursue its business plan. There can be no assurance that the Company's future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives. The Company intends to conduct debt and equity financings to raise sufficient capital in order to meet its financial requirements over the next twelve months and to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Financial Instruments

At December 31, 2004, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Inventory

Inventories are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification method. The Company had no vehicles inventory at December 31, 2004.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

Revenue recognition

The Company's revenue recognition policies follow the guidance of the Security and Exchange Commission's Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 states that revenue is realized and earned when all of the following criteria are met:

1. Persuasive evidence of an arrangement exists;
2. Delivery has occurred or services have been rendered;
3. The seller's price to the buyer is fixed or determinable; and
4. Collectibility is reasonably assured.

The company recognizes revenue from pre-owned vehicle sales upon transfer of title. The company does not provide any warranties upon sale of its pre-owned vehicles. All vehicles are sold "as-is".

Advertising

Advertising costs are charged to operations are charged to operations when incurred.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Net loss per share

Basic earnings/loss per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. Common stock options outstanding at December 31, 2004 were not included in the diluted loss per share as all 15,000 options were anti-dilutive. Therefore, basic and diluted losses per share at December 31, 2004 were equal.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. The Company did not report pro forma disclosures in the accompanying financial statements as the Company did not grant any employee stock options as of December 31, 2004.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005. The application of SFAS No. 123 (revised) would not currently have a material impact on the Company's financial statements.

Note 2 - Related Party Transactions

Working capital advances

During the year ended December 31, 2004, the sole officer and director advanced the Company $17,857 for working capital and paid $16,033 of expenses on behalf of the Company. The advances do not carry an interest rate and are due on demand. As of December 31, 2004, the Company had repaid $5,857. The remaining balance of $28,033 is included in the accompanying financial statements as "Indebtedness to related parties".

The Company's sole officer and director paid expenses on behalf of the Company totaling $13,369 during the year ended December 31, 2003. The Company repaid all of the advances prior to December 31, 2003.

Note payable

During March 2004, a shareholder loaned the Company $28,210 in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2004. The Company repaid $13,275 toward the note as of December 31, 2004. Accrued interest expense on the note totaled $1,560 at December 31, 2004. The remaining principal and accrued interest balances of $16,495 are included in the accompanying financial statements as "Indebtedness to related parties".

Accrued compensation and common stock

Commencing July 1, 2003, the Company began accruing an annual salary of $250,000 for its sole officer and director based on an employment agreement executed during the three months ended September 30, 2003 (see Note 8). In addition, under the terms of the employment agreement, the sole officer and director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of December 31, 2004, the sole officer and director had not received any payments toward the auto allowance. The balance owed at December 31, 2004 for the auto allowance totaled $12,600, which is included in the accompanying financial statements as "Indebtedness to related parties".

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

The sole officer and director was given the opportunity to earn a bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000 for the Company, and (2) the opening or acquisition of the Company's first business unit. During 2003, the sole officer and director raised $250,000 through the sale of the Company's common stock and in 2004, the sole officer and director opened the Company's first business unit (Signature Auto). As a result, the Company accrued $750,000 in officer compensation to recognize the bonus earned by the sole officer and director during the year ended December 31, 2004.

The sole officer and director earned a second bonus in February 2005 (see Note
8).

During October 2004, the sole officer and director approved the issuance of 7,500,000 shares of the Company's restricted common stock as payment of $450,000 of the sole officer and director's accrued compensation.

On the date of issuance, the Company's common stock had a traded market value of approximately $.08. The Company's sole officer and director valued the stock issuance at $.06 per share (a 25 percent discount from the traded market value). In valuing the stock, the sole officer and director considered the following:

1. Shares issued to the sole officer and director were restricted under Rule 144 (common shares issued to other third-parties during the year were free-trading);

2. The Company's common stock is thinly traded and significant stock trades can cause high volatility and fluctuations in the traded market value;

3. After the restriction is lifted from the shares, the sole officer and director is still limited by the number of shares he can sell based on the total number of shares in the market at the time of sale.

Of the total $450,000 in stock issued to the sole officer and director, $375,000 was allocated to the sole officer and director's accrued salary, which reduced the salary accrual to $-0- as of December 31, 2004. The remaining $75,000 was allocated to the sole officer and director's $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004. The bonus accrual is included in the accompanying financial statements as "Indebtedness to related parties".

Contributed rent and services

Officers contributed office space to the Company for the period from January 1, 2003 through November 30, 2003. The office space was valued at $2,685 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital. The Company entered into a lease for office space commencing December 1, 2003. The Company's office lease was terminated during November 2004. Following termination of the lease, Renovo Holdings, an affiliate under common control, began contributing office space to the Company on a month-to-month basis. During the month of December 2004, the affiliate contributed office space valued at $424 based on the affiliate's rent payments and the percentage office space utilized by the Company.

Officers contributed time and effort to the Company valued at $123,750 for the six months ended June 30, 2003. The time and effort was valued by the officers at $125 per hour based on the level of services performed and is included in the accompanying financial statements as contributed services with a corresponding credit to additional paid-in capital.

Note 3 - Vehicle Floor Plans

The Company has established two $50,000 floor plans of which all $100,000 was unused at December 31, 2004. These credit lines are approved for financing pre-owned vehicle inventory purchases. One line carries a 4.50% interest rate and the second carries a variable interest rate equal to 3.00% over the prime rate. Advances under the floor plans are payable within 30 days of disbursement and are collateralized by the Company's vehicles inventory and other Company-owned assets.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 4 - Note Payable

On December 2, 2004, the Company received proceeds of $25,000 in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2005. Accrued interest expense on the note totaled $159 at December 31, 2004.

Note 5 - Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows for the years ended December 31, 2004 and 2003:

                                                          For the Years Ended
                                                              December 31,
                                                         2004             2003
                                                         ----             ----
U.S. statutory federal rate, graduated                  34.00%          34.00%
State income tax rate, net of federal benefit            3.63%           3.63%
Permanent book-to-tax differences                       -0.01%          -4.87%
Net operating loss carry forward                       -37.62%         -32.76%
                                                        -----           -----
         Effective tax rate                              0.00%           0.00%
                                                        =====           -----

At December 31, 2004, the Company's current tax benefit consisted of a net tax asset of $1,117,909, due to operating loss carryforwards of $3,012,924, which was fully allowed for, in the valuation allowance of $1,117,909. The valuation allowance results in deferred tax expense, which offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2004 and 2003 totaled $710,121 and $387,723, respectively. Net operating loss carryforwards will expire through 2024.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note 6 - Shareholder's Equity

Preferred stock

The preferred stock may be issued in series as determined by the sole director. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend,
(2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights. The Company is authorized to issue 10,000,000 of its $0.001 par value preferred stock. No preferred stock was issued and outstanding at December 31, 2004.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

Common stock

2004

During the year ended December 31, 2004, the Company issued 200,000 shares of its common stock to attorneys in exchange for legal services. The shares issued were valued based on the market value of the Company's common stock on the transaction date of $.20 per share. Stock-based compensation expense of $40,000 was recognized in the accompanying financial statements for the year ended December 31, 2004.

During the year ended December 31, 2004, the Company issued 77,500 shares of its common stock to a consultant in exchange for public relations services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $.52 to $2.00 per share. Stock-based compensation expense of $65,500 was recognized in the accompanying financial statements for the year ended December 31, 2004.

During the year ended December 31, 2004, the Company issued 1,700,000 shares of its common stock to consultants in exchange for business consulting services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $.20 to $2.60 per share. Stock-based compensation expense of $608,600 was recognized in the accompanying financial statements for the year ended December 31, 2004.

2003

On January 20, 2003, the Company transferred its photography business and substantially all of its assets back to its former president (and majority shareholder) in exchange for the cancellation of all of the common stock of the Company held by the president (150,000 shares). In addition, 1,250 shares of common stock previously issued to the Company's attorney for services were cancelled. Also, on January 20, 2003, the Company issued 27,000 shares of its common stock to new management in exchange for establishing a new business plan for the Company. On the transaction date, the Company's common stock had no reliable market value. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the sole director at $.40 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized in the accompanying financial statements for the year ended December 31, 2003.

On January 27, 2003, the Company executed and twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 38,500 to 808,500.

During the year ended December 31, 2003, the Company issued 9,375 shares of its common stock to attorneys in exchange for legal services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $90,000 was recognized in the accompanying financial statements for the year ended December 31, 2003.

During the year ended December 31, 2003, the Company issued 12,500 shares of its common stock in exchange for stock offering costs. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, or approximately $8.40 per share. Offering costs of $105,000 were recognized as an offset to common stock sale proceeds in the accompanying financial statements for the year ended December 31, 2003.

During the year ended December 31, 2003, the Company issued 1,625 shares of its common stock to consultants in exchange for health and fitness consulting services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $16,138 was recognized in the accompanying financial statements for the year ended December 31, 2003.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

During the year ended December 31, 2003, the Company issued 24,872 shares of its common stock to consultants in exchange for public relations services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $6.80 to $10.40 per share. Stock-based compensation expense of $238,692 was recognized in the accompanying financial statements for the year ended December 31, 2003.

During the year ended December 31, 2003, the Company issued 67,950 shares of its common stock to consultants in exchange for business consulting services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $2.40 to $10.40 per share. Stock-based compensation expense of $430,240 was recognized in the accompanying financial statements for the year ended December 31, 2003.

Common stock options

Effective April 28, 2003, the Company granted a consultant options to purchase 15,000 shares of the Company's common stock. The options' exercise prices range from $12.00 to $30.00 and expire on April 28, 2005. The Company determined the fair value of the options in accordance with SFAS 123 and recorded stock-based compensation expense of $125,000 in the accompanying financial statements.

The following schedule summarizes the changes in the Company's outstanding stock options for the years ended December 31, 2004 and 2003:


                                                                                           Weighted
                                         Options Outstanding and Exercisable                Average
                                         -----------------------------------                -------
                                                                 Exercise                  Exercise
                                     Number of                  Price Per                  Price Per
                                      Shares                      Share                      Share
                                      ------                      -----                     -----
Balance at December 31, 2002                   -             $     0.00                  $          -
  Options granted                         15,000             $    12.00 to $30.00        $      20.80
  Options exercised                            -             $     0.00                  $          -
  Options expired                              -             $     0.00                  $          -
                                     -----------                                         ------------
Balance at December 31, 2003              15,000             $    12.00 to $30.00        $      20.80
  Options granted                              -             $     0.00                  $          -
  Options exercised                            -             $     0.00                  $          -
  Options expired                              -             $     0.00                  $          -
                                     -----------                                         ------------
Balance at December 31, 2004              15,000             $    12.00 to $30.00        $      20.80
                                     ===========                                         ============


The fair value for the options granted during the fiscal year ended December 31, 2003 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

          Risk-free interest rate                       2.00%
          Dividend yield                                0.00%
          Volatility factor                           210.33%
          Weighted average expected life              2 years

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. However, the Company has presented the pro forma net loss and pro forma basic and diluted loss per common share using the assumptions noted above.

Standby Equity Distribution Agreement

During October 2004, the Company entered into a Standby Equity Distribution Agreement (the "Agreement") with Katalyst Capital Group, Ltd. ("Katalyst"). Under the terms of the Agreement, Katalyst has committed to purchase up to $5 million of the Company's common stock over the course of 24 months after an effective registration of the Company's common stock. Any purchases are to be issued under the securities laws of the United States under Regulation D. The purchase price has been set at 98% of the market price, which is to be calculated based on the lowest daily volume weighted average price of the stock over the five trading days following the Company's funding request. No shares have been issued under the Agreement through the date of this report. By the terms of this agreement the effective date occurs on the date on which the SEC first declares effective a related registration statement or by mutual written agreement of the parties. Neither of these conditions has occurred.

Note 7 - Letters of Intent

On March 3, 2003, the Company signed a Letter of Intent with a limited liability company ("LLC") to build and operate a hair salon and day spa. Under the terms of the Letter of Intent, the Company and the LLC would share the costs of building the facility and in the subsequent revenues. Further due diligence and negotiations continued with the LLC through September 30, 2003. Final closing details could not be agreed upon between the LLC and the Company. The Company has subsequently suspended negotiations.

On April 7, 2003, the Company signed a Letter of Intent with a combination salon and day spa, whereby the Company would acquire all of the outstanding common shares of the salon in exchange for common stock of the Company, which is intended to qualify as tax-free exchange. Further due diligence efforts were undertaken and the Company has elected to no longer pursue the salon and day spa as an acquisition candidate. No further negotiations are anticipated.

Note 8 - Commitments and Contingencies

Consulting Agreement

On September 26, 2003, the Company signed an agreement to hire a consultant that would provide business combinations and merger and acquisition services to the Company. During October 2003, after signing the agreement and paying a $50,000 retainer, the Company determined that the consultant was not acting in the best interests of the Company and not performing its duties as required under the agreement. On October 28, 2003, the Company terminated the consultant's agreement.

Employment Agreement

On September 3, 2003, the Company executed an Employment Agreement (the "Agreement") with its sole officer and director. Under the terms of the Agreement, the sole officer and director is to receive a salary of $250,000 per year and an automobile allowance of $700 per month. In addition, the sole officer and director has the opportunity to earn the following bonuses:

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. A bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000 for the Company, and (2) the opening or acquisition of the Company's first business unit. This bonus was earned during 2004 (see Note 2).

2. A bonus of $150,000 for each additional merger and/or acquisition and/or business unit start-up brought to the Company. A $150,000 bonus was earned in February 2005 (see Note 9).

Note 9 - Subsequent Events

Reverse stock split

On January 18, 2005, the Company's sole director and shareholders approved a 40:1 reverse split of its $.0001 par value common stock. The split was declared effective as of February 4, 2005. The stock split reduced the number of common shares outstanding from 449,815,190 to 11,245,380. The effect of the reverse stock split has been retroactively applied to January 1, 2003.

Common stock

Between January 1 and March 3, 2005, the Company issued 3,025,000 shares of its common stock to consultants in exchange for business consulting services. The shares issued were valued based on the market value of the Company's common stock on the transaction dates, ranging from $.06 to $.26 per share. Stock-based compensation expense of $344,425 will be recognized in the Company's 2005 financial statements.

Asset acquisition

On February 15, 2005, the Company acquired the assets of Parker Productions ("Parker"), a sole proprietorship operating in the State of Florida. Parker's operations consisted of modeling and event staffing services. The Company acquired Parker's assets (including the website www.parkerproductions.com, a contact list of models and clients, and use of the name Parker Productions) in exchange for the following:

1. $20,000 cash;

2. A structured agreement to pay 2% of the net profits of the Parker Productions division to Jill Reynolds (former owner of the Parker assets) for as long as the Company operates the Parker Productions division or for a minimum of ten years, whichever period is longer.

3. Ear-marked $20,000 cash as "seed capital" for use within the Parker Productions division.

During February 2005, Signature Leisure incorporated a new company with the name Parker Productions, Inc. ("PPI"). PPI is a wholly-owned subsidiary of Signature Leisure. Following Signature Leisure's acquisition of the Parker assets, Signature Leisure placed the assets in PPI.

Officer bonus

The sole officer and director was given the opportunity to earn a bonus of $150,000 for each additional merger, acquisition, or business unit start-up brought to the Company after the initial business unit. During February 2005, the sole officer and director earned a $150,000 bonus following the commencement of the PPI operations.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Signature Leisure, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                 -----------------------


This prospectus does not constitute an offer to sell, or                        ---------------------
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
     [ ] except the common stock offered by this
         prospectus;                                                            ---------------------

     [ ] in any jurisdiction in which the offer or solicitation is not authorized;

     [ ] in any jurisdiction where the dealer or other                     60,453,032 Shares of Common Stock
         salesperson is not qualified to make the offer
         or solicitation;

     [ ] to any person to whom it is unlawful to make the                       SIGNATURE LEISURE, INC.
         offer or solicitation; or

     [ ] to any person who is not a United States
         resident or who is outside the jurisdiction of                            February __, 2006
         the United States.


The delivery of this prospectus or any accompanying sale does not imply that:

     [ ] there have been no changes in the affairs of Signature Leisure after the date of this prospectus; or

     [ ] the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Signature Leisure. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Signature Leisure pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.


   Securities and Exchange Commission Registration Fee      $        517.88
   Printing and Engraving Expenses                          $      2,500.00
   Accounting Fees and Expenses                             $     15,000.00
   Legal Fees and Expenses                                  $     50,000.00
   Miscellaneous                                            $     16,982.12


   TOTAL                                                    $     85,000.00

Recent Sales Of Unregistered Securities

         We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

         2003

         On January 20, 2003, we transferred our photography business and substantially all of our assets back to our former president (and majority shareholder) in exchange for the cancellation of all of our common stock held by the president (150,000 shares). Also, on January 20, 2003, we issued 27,000 shares of our common stock to new management in exchange for establishing our new business plan. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the sole director at $.40 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized in the accompanying financial statements for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         On January 27, 2003, we executed a twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 38,500 to 808,500. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         Effective April 28, 2003, we granted a consultant options to purchase 15,000 shares of our common stock. The options' exercise prices range from $12.00 to $30.00 and expire on April 28, 2005. We determined the fair value of the options in accordance with SFAS 123 and recorded stock-based compensation expense of $125,000 in the accompanying financial statements. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During the year ended December 31, 2003, we issued 9,375 shares of its common stock to attorneys in exchange for legal services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $90,000 was recognized in the accompanying financial statements for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During the year ended December 31, 2003, Signature Leisure entered into a securities purchase agreement for the sale of $500,000 of our common stock. The initial purchase was for $250,000 resulting in the issuance of 1,472,320 common $.0001 par value shares to a single foreign purchaser in exempted transactions under Regulation "D", Section 4(2) of the Securities Act of 1933, 4(6) of the Securities Act of 1933.

         During the year ended December 31, 2003, we issued 12,500 shares of our common stock in exchange for stock offering costs. The shares issued were valued based on the market value of our common stock on the transaction dates, or approximately $8.40 per share. Offering costs of $105,000 were recognized as an offset to common stock sale proceeds for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During the year ended December 31, 2003, we issued 1,625 shares of its common stock to consultants in exchange for health and fitness consulting services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $16,138 was recognized in the accompanying financial statements for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During the year ended December 31, 2003, we issued 24,872 shares of its common stock to consultants in exchange for public relations services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $6.80 to $10.40 per share. Stock-based compensation expense of $238,692 was recognized in the accompanying financial statements for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During the year ended December 31, 2003, we issued 67,950 shares of its common stock to consultants in exchange for business consulting services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $2.40 to $10.40 per share. Stock-based compensation expense of $430,240 was recognized in the accompanying financial statements for the year ended December 31, 2003. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         2004

         On January 20, 2004, we issued 1,000,000 shares of common stock to Katalyst Capital as a commitment fee related to the Equity Distribution Agreement. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         On January 30, 2004, our sole officer and director approved the issuance of 2,500 common shares issued at $2.00 a share on January 30, 2004 valued at $5,000 issued to Equitilink, LLC for investor relations services provided to Signature Leisure Inc. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         During October 2004, the sole officer and director approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of the sole officer and director's accrued compensation. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the 1933 Act.

         2005


         On April 28, 2005, our sole officer and director approved the issuance of 40,000,000 shares of our restricted common stock as payment of $600,000 of the sole officer and director's accrued compensation. On the date of issuance, our common stock had a traded market value of approximately $.03. Our sole officer and director valued the stock issuance at $.015 per share (a 25% discount from the traded market value).


         INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION                                          LOCATION

2.0                 Form of Common Stock Share Certificate of            Incorporated by reference filed as an exhibit to
                    Signature Leisure, Inc.                              Registration Statement on Form 10-SB filed on May
                                                                         6, 2004.

3.0                 Amended and Restated Articles of Incorporation of    Incorporated by reference filed as an exhibit to
                    Signature Leisure, Inc.                              Registration Statement on Form 10-SB filed on May
                                                                         6, 2004.

3.1                 Amended and Restated Bylaws of Signature Leisure,    Incorporated by reference filed as an exhibit to
                    Inc.                                                 Registration Statement on Form 10-SB filed on May
                                                                         6, 2004.

3.1                 Articles of Incorporation as amended, Amendment to   Incorporated by reference filed as an exhibit to
                    Articles of Incorporation as filed with the          Registration Statement on Form 10-SB filed on May
                    Colorado Secretary of State on July 14, 2004         6, 2004.

3.2                 Bylaws                                               Incorporated by reference filed as an exhibit to
                                                                         Registration Statement on Form 10-SB filed on May
                                                                         6, 2004.

5.1                 Opinion re: Legality                                 Filed by amendment.

10.1                Closing Document for Parker Productions - by and     Incorporated by reference filed as an exhibit to
                    between Signature Leisure, Inc. and Parker           Registration Statement on Form 10-SB filed on May
                    Productions, February 15, 2005                       6, 2004.

10.2                Letter of Intent - Acquisition of Assets of Parker   Incorporated by reference filed as an exhibit to
                    Productions, by and between Signature Leisure,       Registration Statement on Form 10-SB filed on May
                    Inc. and Jill Reynolds, Parker Productions,          6, 2004.
                    November 12, 2004

10.3                Standby Equity Distribution Agreement dated          Provided herewith
                    January 20, 2005 between Katalyst Capital Group,
                    Ltd. and Signature Leisure, Inc.

EXHIBIT NO.         DESCRIPTION                                          LOCATION

10.4                Placement Agent Agreement dated July 7, 2005         Incorporated by reference to the Company's form
                    between Spencer - Clarke, LLC, and Signature         SB-2 filed on July 11,2005
                    Leisure, Inc.

10.5                Escrow Agreement dated January 20, 2005 between      Provided herewith
                    Signature Leisure, Inc. and Marchena and Graham

10.6                Promissory Note dated August 31, 2005 issued to      Incorporated by reference to the Company's
                    Evan R. Weybright                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.7                Promissory Note dated March 25, 2004 issued to       Incorporated by reference to the Company's
                    Edward Miers                                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.8                Promissory Note dated September 22, 2005 issued to   Incorporated by reference to the Company's
                    Edward Miers                                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.9                Promissory Note dated September 6, 2005 issued to    Incorporated by reference to the Company's
                    Stephen W. Carnes                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.10               Promissory Note dated September 6, 2005 issued to    Incorporated by reference to the Company's
                    Stephen W. Carnes                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.11               Promissory Note dated February 9, 2005 issued to     Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.12               Promissory Note dated April 19, 2005 issued to       Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.13               Promissory Note dated December 2, 2004 issued to     Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.14               Employment Agreement with Stephen W. Carnes dated    Incorporated by reference to the Company's
                    September 3, 2003                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.15               DocSTAR Domestic Dealer Agreement between DocSTAR    Incorporated by reference to the Company's
                    and E Cubed Technologies, Inc. dated August, 2005    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.16               Manheim Automotive Financial Services, Inc. Credit   Provided herewith
                    Agreement dated March, 29 2004

EXHIBIT NO.         DESCRIPTION                                          LOCATION

10.17               Manheim Automotive Financial Services, Inc.          Provided herewith
                    Subordination Agreement dated March, 29 2004

10.18               Individual Guaranty between Stephen W. Carnes and    Provided herewith
                    Manheim Automotive Financial Services Inc. dated
                    March, 29 2004

10.19               Promissory Note dated March, 29 2004 issued to       Provided herewith
                    Manheim Automotive Financial Services, Inc.

10.20               American Finance Corporation Credit Agreement        Provided herewith
                    dated February, 16 2004

10.21               American Finance Corporation Guaranty dated          Provided herewith
                    February, 17 2004

14.1                Code of Ethics                                       Incorporated by reference to the Company's Form
                                                                         SB-2 filed on July 11, 2005

23.1                Consent re: Legal Opinion                            Incorporated by reference to Exhibit 5.1

23.2                Consent of Cordovano and Honeck, LLP                 Provided herewith

Undertakings

         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 13, 2006.

Date:    February 13, 2006           SIGNATURE LEISURE, INC.


                                     By: /s/ Stephen W. Carnes
                                          ------------------------
                                     Name:    Stephen W. Carnes
                                     Title:   President and Principal Accounting
                                              Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE LEISURE                                  DATE
-----------------                                  ----


/s/ Stephen W. Carnes
---------------------
Stephen W. Carnes                                  February 13, 2006
Sole Director